Exhibit 1.1
Anthropic, PBC
Class A Common Stock

Underwriting Agreement
[●], 2026
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
and
Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main
Germany
Ladies and Gentlemen:
Anthropic, PBC, a Delaware public benefit corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto, including the footnotes thereto (the “Underwriters”), an aggregate of [●] shares of Class A common stock, par value $0.00001 per share, of the Company (such Class A common stock, the “Stock” and, such Stock issued and sold to the Underwriters, the “Primary Firm Shares”) and, at the election of the Underwriters pursuant to the option set forth in Section 2 hereof, up to [●] additional shares of Stock (the “Optional Shares” and, together with the Primary Firm Shares, the “Primary Shares”), and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [●] shares of Stock (the “Secondary Shares”). The aggregate of the Primary Firm Shares and the Secondary Shares is herein called the “Firm Shares.” The Firm Shares and the Optional Shares are herein collectively called the “Shares.” The Stock, together with the Company’s Class N common stock, par value $0.00001 per share, Class T common stock, par value $0.00001 per share, Class F common stock, par value $0.00001 per share and Class E common stock, par value $0.00001 per share, are herein referred to as the “Common Stock.”
The offering contemplated by this Agreement includes, in addition to the offering in the United States, (i) a public offering of Primary Firm Shares without listing of the Shares in Japan as described in Schedule IV, (ii) a public offering of Primary Shares without listing of the Shares in Canada as described in Schedule V, (iii) a public offering of European Retail Shares (as defined in Schedule VI hereto), which are included in the Primary Shares, in each of the Federal Republic of Germany, the Kingdom of Denmark, the Republic of Finland, the French Republic, Ireland, the Netherlands, the Kingdom of Norway, the Kingdom of Spain and the Kingdom of Sweden without admission to trading on a regulated market or an SME growth market (each within the meaning of the EU Prospectus Regulation (as defined in Schedule VI hereto)), and a public offering of European Retail Shares in Switzerland without admission to trading on a Swiss trading venue, as described in Schedule VI, (iv) an offering of Primary Firm Shares to persons in Australia under an Australian Prospectus (as defined below) and without admission to trading on the Australian Securities Exchange or any other Australian stock exchange, as described in Schedule VII, and (v) a public offering of Primary Shares (including as represented by CDIs (as defined in Schedule VIII hereto)) in the United Kingdom without admission to trading on a regulated market or primary MTF (as such terms are defined in Regulation 3 of The Public Offers and Admissions to Trading Regulations 2024 (as amended) (the “POATRs”)) and without publication of a prospectus in the United Kingdom, as described in Schedule VIII (the “UK Offering”).
1.(a)    The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)A registration statement on Form S-1 (File No. 333-299633) (the “Initial U.S. Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial U.S. Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial U.S. Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial U.S. Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial U.S. Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “U.S. Preliminary Prospectus”; the various parts of the Initial U.S. Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial U.S. Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial U.S. Registration Statement became effective or such part of the Rule 462(b)

Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “U.S. Registration Statement”; the U.S. Preliminary Prospectus relating to the Shares that was included in the U.S. Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “U.S. Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “U.S. Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication,” and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(ii)(A) No order preventing or suspending the use of any U.S. Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each U.S. Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below);
(iii)For the purposes of this Agreement, the “Applicable Time” is [●]:[●] [●]m (New York City time) on the date of this Agreement; the U.S. Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “U.S. Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined below) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the U.S. Registration Statement, the U.S. Pricing Prospectus or the U.S. Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the U.S. Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(iv)No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)The U.S. Registration Statement conforms, at the time it was declared effective, and the U.S. Prospectus and any further amendments or supplements to the U.S. Registration Statement and the U.S. Prospectus will conform, on the date when such document is filed and as of each Time of Delivery, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the U.S. Registration Statement, as of the applicable filing date as to the U.S. Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(vi)Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the U.S. Pricing Prospectus, (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the U.S. Pricing Prospectus; and, since the respective dates as of which information is given in the U.S. Registration Statement and the U.S. Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (1) the exercise, if any, of stock options or settlement of any restricted stock units (including any “net” or “cashless” exercises or settlements) or the award, if any, of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity plans that are described in the U.S. Pricing Prospectus and the U.S. Prospectus, (2) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights or (3) the issuance, if any, of stock upon conversion of Company securities as described in the U.S. Pricing Prospectus and the U.S. Prospectus) or long-term or short-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (1) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the U.S. Pricing Prospectus, or (2) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the U.S. Pricing Prospectus and the U.S. Prospectus;
(vii)The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens except as disclosed in the U.S. Pricing Prospectus, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable laws and public policy with respect to the rights to indemnity and contribution;
(viii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s knowledge, (A) each data center leased or operated by the Company or its subsidiaries (other than any facility in which the Company or its subsidiaries obtain capacity under a cloud services or colocation agreement) that is used or intended to be used in the Company’s or its subsidiaries’ businesses for artificial intelligence compute infrastructure purposes (together with any related infrastructure and/or co-generation facilities so leased or operated, each, a “Data Center”) and that is operational as of the date hereof (solely as to any part so operational) operates in all material respects in conformance with such Data Center’s design specifications and contracted requirements (in each case, as modified by any waiver, amendment or interim arrangement then in effect) and applicable legal requirements that are binding on the Company and/or its subsidiaries, and (B) each completed Data Center that is fully commissioned and operational as of the date hereof has sources of primary power and (to the extent provided in such design specifications) backup power sufficient to permit such Data Center to maintain continuity of critical operations of such Data Center as intended by such design specifications in all material respects, including in the event of temporary utility power interruptions;
(ix)Each of the Company and each of its subsidiaries has been (A) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), with power and authority (corporate and other) to own its properties and conduct its business as described in the U.S. Pricing Prospectus and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (B), where the failure to be so qualified or in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been listed in the U.S. Registration Statement;
(x)The Company has an authorized capitalization as set forth in the U.S. Pricing Prospectus and all of the issued shares of capital stock of the Company,

including the Secondary Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the U.S. Pricing Disclosure Package and the U.S. Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under the relevant law) and (except, in the case of any foreign subsidiary, for directors’ qualifying shares where applicable) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the U.S. Pricing Prospectus;
(xi)The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the U.S. Pricing Disclosure Package and the U.S. Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, in each case, other than rights that have been complied with or waived in writing as of the date of this Agreement;
(xii)The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the U.S. Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the cases of clauses (A) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for the listing of the Shares on the Nasdaq Global Select Market (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications would not impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement;
(xiii)Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xiv)The statements set forth in the U.S. Pricing Prospectus and the U.S. Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Class A Common Stock,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(xv)Other than as set forth in the U.S. Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Securities Act to be described in the U.S. Registration Statement or the U.S. Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the U.S. Registration Statement or described in the U.S. Registration Statement and the U.S. Pricing Prospectus that are not so filed as exhibits to the U.S. Registration Statement or described in the U.S. Registration Statement and the U.S. Pricing Prospectus;
(xvi)The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;
(xvii)(A) The Company and each of its subsidiaries, taken as a whole, (w) are in compliance with any and all applicable foreign, federal, state and local laws, regulations, judgments and orders relating to the protection of human health and safety or the environment, including laws and regulations relating to the release or threatened release of, or exposure to, any chemical, substance, material or waste that is regulated or defined as hazardous, toxic or radioactive, or as a pollutant or contaminant, or words of similar meaning, in or under any law or regulation (any such laws or regulations collectively, “Environmental Laws”), and have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and are in compliance with all terms and conditions of any such permit, license or approval, (x) have not received written notice of any actual or potential liability or obligation of, or violation by, the Company or its subsidiaries under any Environmental Laws, (y) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (z) are not a party to any written order, decree or agreement that imposes any obligation or liability under any Environmental Law, except in each case of this clause (A) as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party; and (C) the Company is not aware of any costs or liabilities associated with Environmental Laws that would have a material effect on the Company and its subsidiaries, taken as a whole;
(xviii)At the time of filing the Initial U.S. Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act;
(xix)Ernst & Young LLP and Grant Thornton LLP, who have certified certain financial statements of the Company and its subsidiaries, are each an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;
(xx)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (A) complies with the applicable requirements of the Exchange Act, (B) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles and (C) is sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorization, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the U.S. Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it is understood that this subsection does not require that the Company comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law and that the Company makes no representation that its internal control financial reporting has been or will be attested to by the Company’s independent registered public accounting firm);
(xxi)Since the date of the latest audited financial statements included in the U.S. Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;
(xxii)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the function for which they were established;
(xxiii)This Agreement has been duly authorized, executed and delivered by the Company;
(xxiv)None of the Company or any of its subsidiaries, or any director, officer or controlled affiliate of the Company or any of its subsidiaries or, to the knowledge of the Company, any employee, agent, non-controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for or on behalf of the Company or any of its subsidiaries, (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (B) made, offered, promised or authorized any direct or indirect unlawful payment; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in material compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;
(xxv)The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and any applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money

Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xxvi)None of the Company or any of its subsidiaries, or any director, officer or employee of the Company or, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target of any applicable sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, being designated as a “specially designated national” or “blocked person,” the European Union or any Member State thereof, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (B) located, organized or ordinarily resident in a country or territory that is itself the subject or target of comprehensive Sanctions, which currently comprise the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Cuba, Iran, and North Korea (each, a “Sanctioned Jurisdiction”); the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund, facilitate or finance any activities of or business (x) with any person that at the time of such funding, facilitating or financing, is the subject or target of Sanctions or (y) in any Sanctioned Jurisdiction or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is knowingly engaged in, or has, at any time since incorporation, knowingly engaged in, any material dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions and with the representations and warranties contained herein;
(xxvii)None of the Company or any of its subsidiaries, or any director, officer or employee of the Company or, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is the subject of any pending or threatened, in writing, enforcement action, administrative proceeding, denial order, debarment or other restriction under “Export Controls” (meaning all export control laws and regulations administered or enforced by (A) the U.S. government (including by the U.S. Department of Commerce or the U.S. Department of State), including the Arms Export Control Act (22 U.S.C. § 2778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130) and the Export Administration Regulations (15 C.F.R. Parts 730-774) and (B) any other relevant governmental authority, including (to the extent applicable) EU Regulation 2021/821 (as amended), the Export Control Order 2008 or any other applicable export control legislation or regulation of the United States, European Union, or United Kingdom); the Company and each of its subsidiaries (A) have not, since five years prior to the date of this Agreement, engaged in, (B) are not now engaged in, and (C) will not engage in any material unauthorized dealings or transactions involving any person or item that, at the time of such dealing or transaction, was subject to restrictions under Export Controls, including unauthorized transactions or dealings involving any person identified on a restricted party list maintained pursuant to Export Controls or any other lists or regulations administered or enforced by the U.S. Department of Commerce;
(xxviii)The Company will not, and will not cause any of its subsidiaries to, (A) be or become a “covered foreign person,” as that term is defined in the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. (the “Outbound Investment Rules”), or (B) engage, directly or indirectly, in (x) a “prohibited transaction,” as defined in the Outbound Investment Rules or (y) with respect to any subsidiary of the Company that is not a U.S. Person (as defined in the Outbound Investment Rules), any activity that would constitute a “prohibited transaction,” as defined in the Outbound Investment Rules, if such subsidiary were a U.S. Person, or (z) any use of any portion of the net proceeds of the offering to make or fund any investment in, or loan or capital contribution to, any covered foreign person;
(xxix)The financial statements included in the U.S. Registration Statement, the U.S. Pricing Prospectus and the U.S. Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included in the U.S. Registration Statement, the U.S. Pricing Prospectus and the U.S. Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein; except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the U.S. Registration Statement, the U.S. Pricing Prospectus or the U.S. Prospectus under the Securities Act or the rules and regulations promulgated thereunder; all disclosures contained in the U.S. Registration Statement, the U.S. Pricing Prospectus and the U.S. Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable;
(xxx)Except as otherwise disclosed in the U.S. Registration Statement, the U.S. Pricing Prospectus, and the U.S. Prospectus, or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (A) own or otherwise possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses (“Company IP”), (B) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (C) have not received any written notice of any claim of infringement, violation or conflict with any such rights of others; provided that the rights to the Company IP owned by the Company or any of its subsidiaries are subsisting and, to the Company’s knowledge, valid and enforceable, and, except as otherwise disclosed in the U.S. Pricing Prospectus and the U.S. Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any Company IP that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect;
(xxxi)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries’ IT assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and (B) the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards designed to prevent, detect, identify, analyze, isolate, and remediate or mitigate bugs, errors, defects, worms, back doors, drop dead devices, viruses, Trojan horses, time bombs, malware, faults, vulnerabilities, contaminants, and other corruptants designed or intended to have any of the following functions (x) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, data or IT Systems, or (y) damaging, destroying, encrypting, or providing access to any data or file without a user’s consent; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data in the Company’s possession or control (including all such data that constitutes “personal data”, “personally identifiable information” or analogous terms under applicable law (“Personal Data”)); except as otherwise disclosed in the U.S. Pricing Prospectus and the U.S. Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there have been no breaches of the Company’s security that has resulted in unauthorized use of or access to the Company’s IT Systems or data in the Company’s possession or control; except as otherwise disclosed in the U.S. Pricing Prospectus and the U.S. Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws governing the privacy and security of IT Systems and Personal Data;
(xxxii)Except as otherwise disclosed in the U.S. Pricing Prospectus and the U.S. Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company nor any of its subsidiaries develop, use or distribute any software or other materials under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (x) disclosed or distributed in source code form to any third party, (y) licensed for the purpose of making derivative works or (z) redistributed at no charge; provided, however, that this representation does not apply to any software or other materials that the Company or any of its subsidiaries has intentionally released or distributed under an open source or similar license;
(xxxiii)Except as otherwise disclosed in the U.S. Pricing Prospectus and the U.S. Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries are in compliance with their externally published privacy policies, obligations of contracts to which the Company or its subsidiaries is a party, binding industry standards and applicable laws, in each case, to the extent legally binding upon the Company and/or its subsidiaries and governing the security and protection of Personal Data in the possession or control of the Company or any of its subsidiaries (collectively, the “Data Security Obligations”); except as otherwise disclosed in the U.S. Pricing Prospectus and the U.S. Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, in the past three years, neither the Company nor any of its subsidiaries have received any written notification or written complaint from any regulator alleging non-compliance by the Company or any of its subsidiaries; except as otherwise disclosed in the U.S. Pricing Prospectus and the U.S. Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no action, investigation, inquiry, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation by the Company or any of its subsidiaries;
(xxxiv)Except as otherwise disclosed in the U.S. Pricing Prospectus and the U.S. Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s knowledge, the Company and its subsidiaries are in compliance with all its policies and procedures, industry standards, and laws, in each case, that are legally binding on the Company and/or its subsidiaries that specifically, substantively or expressly regulate the development, deployment, importation, and/or distribution of AI Technology (as defined below), including with respect to (A) collection and use, of any data or content (including text, numbers, images, photos, graphics, video, audio, computer code or scraped data) that has been used by the Company or its subsidiaries to develop, test or improve any AI Technology (as defined below) (any such data or content, collectively, “Training Data”) in the conduct of the respective businesses of the Company and its subsidiaries (including their use of Training Data to develop, train, enhance, validate, refine, fine tune, distill, test or improve the AI Technologies of the Company and its subsidiaries), (B) complying with all applicable and enforceable use restrictions and other requirements of any license or other contract (including any website terms of use or terms of service) governing the collection and use of such Training Data by the Company or any of its subsidiaries, (C) not using any AI Technologies in a manner that adversely affects the ownership, validity or enforceability of any Company IP that the Company or any of its subsidiaries intended to own or would have owned if created without the use of such AI Technology and (D) retaining information pertaining to the development, testing, auditing, monitoring, use, provision and performance of such AI Technologies that is required by applicable law (collectively, “AI Requirements”); “AI Technology” means any and all deep learning, machine learning, natural language processing, large language models, automation and other artificial intelligence technologies, including (x) machine-based techniques and technologies that can mimic human intelligence or infer from any input received how to generate outputs such as predictions, content, recommendations or decisions that may influence physical or virtual environments, including, to the extent they meet the foregoing criteria, (y) software or systems that make use of or employ neural networks, statistical learning algorithms (like linear and logistic regression, support vector machines, random forests, k-means clustering), reinforcement learning or related computational methods;
(xxxv)No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the U.S. Registration Statement, the U.S. Pricing Prospectus or the U.S. Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(xxxvi)There are no debt securities or preferred stock issued by the Company or any of its subsidiaries that are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Exchange Act;
(xxxvii)Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the U.S. Registration Statement, the U.S. Pricing Prospectus and the U.S. Prospectus is not based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects;
(xxxviii)There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402, related to loans, and Sections 302 and 906, related to certifications;
(xxxix)(A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or, solely with respect to any such plan that is subject to Title IV of ERISA, any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) has any liability (each, a “Plan”), has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code, has been engaged in by the Company with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) no Plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (E) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (F) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA; (G) to the Company’s knowledge, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan; and (H) none of the following events has occurred: (x) an increase in the aggregate amount of contributions required to be made to all Plans subject to Title IV of ERISA by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (y) an increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in clauses (A) through (H) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xl)Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;
(xli)The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the U.S. Registration Statement, the U.S. Pricing Prospectus and the U.S. Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;
(xlii)The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged and as required by law, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in either case except where the failure to be so insured would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xliii)With respect to each Government Contract and Government Bid (as those terms are defined below), and except as disclosed in the U.S. Pricing Prospectus and the U.S. Prospectus, including Government Contract-related litigation specifically identified in the U.S. Pricing Prospectus and the U.S. Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) neither the Company nor any of its subsidiaries is in breach of or default under any current Government Contract and, to the Company’s knowledge, no event has occurred which would constitute such a breach or default by the Company or any of its subsidiaries; (B) neither the Company nor any of its subsidiaries are currently pursuing, or expect to pursue, claims or requests for equitable adjustment relating to any Government Contract; (C) to the Company’s knowledge, no Government Contract is expected to be terminated for convenience; (D) the Company and its subsidiaries have not made any material misstatement to any Governmental Authority with respect to any Government Contract or Government Bid; (E) the Company and its subsidiaries are in compliance in all material respects with all obligations and laws applicable to each Government Contract and Government Bid; (F) no reasonable basis exists to give rise to any claim for fraud or material misrepresentation in connection with any Government Contract, including but not limited to claims under the civil False Claims Act; (G) no Government Contract or Government Bid is currently the subject of any bid protest before any Governmental Authority; (H) to the Company’s knowledge, the Company and its subsidiaries have not been the subject or target of any audit (other than pre-award, post-award or indirect rate audits by the Defense Contract Audit Agency or the Defense Contract Management Agency or other Governmental Authorities performing a similar function in the ordinary course of business), subpoena, investigation, prosecution or administrative proceeding related to any Government Contract or Government Bid; (I) the Company and its subsidiaries have not made any voluntary or mandatory disclosure to any Governmental Authority with respect to any alleged material irregularity, misstatement, noncompliance or omission arising under or relating to a Government Contract or Government Bid; and (J) the Company and its subsidiaries are not debarred or suspended from participation in, or the award of, contracts with any Governmental Authority, nor, to the Company’s knowledge, the subject of any debarment or suspension inquiry; “Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body; “Government Bid” means any outstanding quotation, bid or proposal by the Company that, if accepted or awarded, would lead to a Government Contract; and “Government Contract” means any contract, including any purchase order or other transaction authority agreement, entered into between the Company and (x) any Governmental Authority; (y) any prime contractor to any Governmental Authority (in its capacity as such); or (z) any subcontractor (of any tier) with respect to any contract described in clauses (x) and (y);
(xliv)The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith by appropriate proceedings and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, individually or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect;
(xlv)Except as otherwise communicated to counsel for the Underwriters prior to the date hereof, the holders of shares of Stock or securities convertible into or exercisable or exchangeable for Stock that have not delivered executed lock-up agreements (as described in Section 8(l) of this Agreement) to the Representatives as of the date hereof are bound by market standoff provisions with the Company pursuant to which such holders have agreed, on the terms and subject to the conditions and limitations set forth therein, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise transfer or dispose of such holder’s securities of the Company during the Company Lock-up Period (as defined below) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company; each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Company Lock-up Period, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities which would be permissible if such securities were subject to the terms of the lock-up agreement in the form attached as Annex II hereto.
(b)Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i)All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement referred to below, except for the registration under the Securities Act of the Secondary Shares and such consents, approvals, authorizations and orders as may be required under state or foreign securities or Blue Sky laws, the rules and regulations of FINRA or the approval for listing on the Exchange or such other approvals as have been or will be made or obtained on or prior to the First Time of Delivery (as defined below) and for the sale and delivery of the Secondary Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Secondary Shares to be sold by such Selling Stockholder hereunder;
(ii)The sale of the Secondary Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of (x) the provisions of the Certificate of Incorporation or Bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership (or similar applicable organizational document) or (y) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder except, in the case of clauses (A) and (B)(y), for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Secondary Shares to be sold by such Selling Stockholder hereunder, except the registration under the Securities Act of the Secondary Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, the rules and regulations of FINRA or the listing on the Exchange in connection with the purchase and distribution of the Secondary Shares by the Underwriters and such consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained, made or waived or Blue Sky laws in connection with the purchase and distribution of the Secondary Shares by the Underwriters;
(iii)Such Selling Stockholder has, and immediately prior to the First Time of Delivery such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Secondary Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Secondary Shares and payment therefor pursuant hereto, good and valid title to such Secondary Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
(iv)On or prior to the date of the U.S. Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;
(v)Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Secondary Shares;
(vi)To the extent that any statements or omissions made in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus or any

amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S-1 expressly for use therein, such U.S. Registration Statement and U.S. Preliminary Prospectus did, and the U.S. Prospectus and any further amendments or supplements to the U.S. Registration Statement and the U.S. Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading provided that this representation and warranty shall be limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the U.S. Pricing Prospectus, the U.S. Prospectus or any amendments thereto, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of the Selling Stockholder, the number of offered Secondary Shares and the address and other information of such Selling Stockholder which appear in the U.S. Pricing Prospectus or any U.S. Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”);
(vii)In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or appropriate IRS Form W-8, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
(viii)Certificates in negotiable form or book-entry securities entitlements representing all of the Secondary Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by or on behalf of such Selling Stockholder to Computershare Inc., as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Secondary Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;
(ix)The Secondary Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling

Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or, in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur before the delivery of the Secondary Shares to be sold by such Selling Stockholder hereunder, certificates representing the Secondary Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;
(x)Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Secondary Shares hereunder, or lend, contribute or otherwise make available such proceeds to any other person or entity, (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a resident of any Sanctioned Jurisdiction or (B) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws; and
(xi)Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the U.S. Pricing Prospectus to sell its Secondary Shares pursuant to this Agreement.
2.Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company as set forth in Schedule I hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than one or later than 10 business days after the date of such notice.
The Underwriters, the Company and each Selling Stockholder hereby agree that, notwithstanding anything to the contrary contained in this Agreement or in any other agreement or arrangement relating to the Offering, they shall use all commercially reasonable efforts to ensure that: (a) the Secondary Shares shall be offered, solicited, allocated and sold only in the United States; and (b) no Secondary Shares shall be offered, solicited, allocated or sold, directly or indirectly, to any Person outside the United States, and no Secondary Shares shall be offered, solicited, allocated or sold in any jurisdiction outside the United States.
3.Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in (a) the U.S. Pricing Disclosure Package and the U.S. Prospectus and (b) Schedules IV-VIII hereto.
4.(a)    The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 24 hours’ prior notice to the Company and the Selling Stockholders, shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least 24 hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2026 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the

Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery”.
(b)The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof will be delivered at the offices of Freshfields US LLP, One Bush Street, 17th Floor, San Francisco, CA 94104 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
(c)Payment and delivery of the Shares shall be further conducted in the manners described in Schedules IV-VIII hereto, notwithstanding any other provision of this Agreement.
5.The Company agrees with each of the Underwriters:
(a)To prepare the U.S. Prospectus in a form approved by you and to file such U.S. Prospectus pursuant to Rule 424(b) under the Securities Act prior to the earlier of (i) the First Time of Delivery and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the U.S. Registration Statement or the U.S. Prospectus prior to the last Time of Delivery, which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the U.S. Registration Statement has been filed or becomes effective or any amendment or supplement to the U.S. Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any U.S. Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the U.S. Registration Statement or the U.S. Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any U.S. Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);
(c)Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later date and time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the U.S. Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the U.S. Prospectus in connection with the offering or sale of the Shares, and if at such time any event shall have occurred as a result of which the U.S. Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such U.S. Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the U.S. Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended U.S. Prospectus or a supplement to the U.S. Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the U.S. Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Securities Act;
(d)To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than 16 months after the effective date of the U.S. Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(e)(i)    During the period beginning from the date hereof and continuing to and ending upon the earlier to occur of (x) 6:00 a.m. Eastern Time on the second full Trading Day (a “Trading Day” is a day on which the Exchange is open for the buying and selling of securities) immediately following the public release of the Company’s quarterly financial results for the fiscal quarter ending March 31, 2027 or (y) immediately after the close of the Trading Day on the 180th day after the date of the U.S. Prospectus, or if the 180th day is not a Trading Day, ending immediately after the close of the last Trading Day immediately preceding the 180th day after the date of the U.S. Prospectus (the “Company Lock-up Period”), not to

(1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Stock or any such substantially similar securities and any shares of Stock issuable upon exercise, conversion or exchange of any of the foregoing, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Stock or such other securities, in cash or otherwise, or publicly disclose the intention to enter into any such equity swap or transfer arrangement, without the prior written consent of the Representatives, on behalf of the Underwriters; provided, however, that such restrictions shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise (including any net exercise) of an option or warrant, the vesting and settlement (including any net settlement) of restricted stock units or similar equity awards or the reclassification, exchange or conversion of a security, in each case outstanding on the date hereof and identified in the U.S. Pricing Disclosure Package and the U.S. Prospectus, (C) the grant or issuance by the Company, or exercise or settlement (in cash, shares of Common Stock or otherwise), of options, stock appreciation rights, restricted stock awards, restricted stock units, performance stock awards or any other type of equity award or arrangement to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans described in the U.S. Pricing Disclosure Package and the U.S. Prospectus or the issuance by the Company of Common Stock pursuant to an employee stock purchase plan of the Company described in the U.S. Pricing Disclosure Package and the U.S. Prospectus, (D) the filing by the Company of one or more registration statements with the Commission on Form S-8 or any successor form thereto with respect to securities granted or to be granted pursuant to any of the employee benefit plans or the employee stock purchase plan described in the U.S. Pricing Disclosure Package and the U.S. Prospectus, (E) facilitating the establishment or amendment of a trading plan on behalf of a shareholder, employee, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (x) such plan does not provide for the transfer of Common Stock during the Company Lock-up Period (except to the extent otherwise allowed pursuant to the terms of the form of lock-up agreement attached as Annex II hereto) and (y), to the extent a public announcement or filing under the Exchange Act, if any, is required of, or voluntarily made by, the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during any lock-up period to which such shareholder, employee, officer or director is bound, (F) facilitating sales of Common Stock on behalf of an employee of the Company to satisfy the withholding taxes payable upon the vesting, exercise or settlement of such employee’s equity awards pursuant to employee benefit plans described in the U.S. Pricing Disclosure Package and the U.S. Prospectus, (G) the exchange or conversion (or other means by which shares of one class or series become another class or series) of any class or series of the share capital of the Company for any other class or series of shares of the share capital of the Company, (H) the issuance by the Company of convertible notes or shares of Common Stock upon the conversion of convertible notes or Class N common stock issued or issuable under the note purchase agreements described in the U.S. Pricing Disclosure Package and the U.S. Prospectus, (I) the issuance by the Company of shares of Common Stock in connection with charitable donations or pursuant to any donation matching program as described in the U.S. Pricing Disclosure Package and the U.S. Prospectus, (J) the submission of a confidential registration statement in connection with the exercise of any registration rights described in the U.S. Pricing Disclosure Package and the U.S. Prospectus and any preparations related thereto, provided that such submission or preparations do not require or result in the public filing of a registration statement with the Commission or any other public announcement of such proposed registration by the Company or any third party during the Company Lock-up Period (and no such filing, public announcement or activity shall be voluntarily made or taken by the Company or any third party during the Company Lock-up Period), and provided further that the Company shall notify the Underwriters prior to making any such submission, (K) the issuance of shares of Class F common stock and Class E common stock as described in the U.S. Pricing Disclosure Package and the U.S. Prospectus, (L) the issuance by the Company of shares of Common Stock in a concurrent private placement as described in the U.S. Pricing Disclosure Package and the U.S. Prospectus, and shares of Stock issuable upon any conversion of such Common Stock described in the U.S. Pricing Disclosure Package and the U.S. Prospectus or (M) the sale, exchange or issuance of, or entry into an agreement to sell, exchange or issue, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, options, restricted stock, restricted stock units or warrants) in connection with any acquisition of the equity interests or assets of any person, the acquisition by the Company or its subsidiary by any means of any license, right to use, business, properties, assets, products, technologies or person, in one or a series of transactions (whether by means of merger, stock or equity purchase, asset purchase or otherwise), including pursuant to an employee benefit plan assumed by the Company in connection with such transaction, or in connection with joint ventures, commercial relationships or other strategic or collaborative corporate transactions or alliances, or any announcement or filing of a registration statement related thereto;
(ii)In addition, during the Company Lock-up Period, the Company agrees to (A) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent and registrar with respect to any transaction that would constitute a breach of, or default under, such transfer restrictions, and (B) not amend or waive any such transfer restrictions with respect to any such security holder without the prior written consent of the Representatives, on behalf of the Underwriters; provided, however, that the foregoing shall not prevent the Company from effecting any waiver or amendment to permit a transfer of securities that would be permissible, without the consent of the Representatives, under the terms of the lock-up agreement in the form attached as Annex II hereto; the Representatives, on behalf of the Underwriters, hereby request that the Market Standoff Provisions and any similar transfer restrictions be applied in connection with the offering of the Shares, and this Agreement shall constitute such request for all purposes of such provisions, including Section 1.14 of the Company’s Amended and Restated Investors’ Rights Agreement; and
(iii)If the Representatives, on behalf of the Underwriters, in their sole discretion, agree to release or waive the restrictions in a lock-up letter pursuant to Section 1(b)(iv) or Section 8(l) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the

Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;
(f)During the period of three years from the effective date of the U.S. Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the U.S. Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need to be furnished pursuant to this subsection to the extent that they are available on EDGAR;
(g)During a period of three years from the effective date of the U.S. Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no reports, documents or other information need to be furnished pursuant to this subsection to the extent that they are available on EDGAR or to the extent such provisions of such reports, documents or other information would require public disclosure by the Company under Regulation FD;
(h)To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the U.S. Pricing Prospectus under the caption “Use of Proceeds”;
(i)To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;
(j)To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act;
(k)If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 C.F.R. §202.3a); and
(l)Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
6.(a)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus, the use of which has been consented to by the Company and the Representatives, is listed on Schedule III(a) hereto;
(b)The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, or retention where required, and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;
(c)The Company agrees that, if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the U.S. Registration Statement, the U.S. Pricing Prospectus or the U.S. Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;
(d)The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and
(e)Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.
7.The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses incurred by the Company in connection with the preparation, printing, translation, reproduction and filing of the U.S. Registration Statement, any U.S. Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the U.S. Prospectus and any and all documents necessary to consummate the Japanese POWL (as defined in Schedule IV), Canadian Offering (as defined in Schedule V), European Offering (as defined in Schedule VI), Australian Offering (as defined in Schedule VII) and the UK Offering, as applicable, and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement or the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred by the Company in connection with the qualification of the Shares for offering and sale under state securities laws and laws of non-U.S. jurisdictions as provided in Section 5(b) hereof; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incidental to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; provided, however, that the reasonable and documented fees and disbursements of counsel for the Underwriters related to clause (v) shall not exceed $275,000 in the aggregate; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar; (iii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, [and] travel and lodging expenses of the representatives and officers of the Company and any such consultants, and [●] of the cost of any aircraft chartered in connection with the road show; and (iv) all other costs and expenses incidental to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; and (c) such Selling Stockholder will pay or cause to be paid all costs and expenses incidental to the performance of such Selling Stockholder’s obligations with respect to (i) any fees and expenses of counsel for such Selling Stockholder not otherwise agreed to be paid for by the Company and (ii) all out-of-pocket expenses and taxes incidental to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (c)(ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated; provided that such Selling Stockholder shall not be required to reimburse the Representatives if the tax was not rebated due to the failure by the Representatives to timely file the appropriate rebate documentation. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 7, Sections 9 and 12 hereof and Schedules IV-VIII, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel and consultants (if any), stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, and the Underwriters will be responsible for [●] of the cost of any chartered plane, jet, private aircraft or other transportation chartered in connection with any road show presentation to investors undertaken in connection with the offering of the Shares hereunder (it being understood that the use of any chartered plane, jet or private aircraft shall expressly be approved by the Company and the Representatives).
8.The obligations of the Underwriters hereunder as to the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein (but excluding, for the avoidance of doubt, in each of Schedules IV-VIII) are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder (but excluding, for the avoidance of doubt, in each of Schedules IV-VIII) to be performed, and the below additional conditions.
(a)The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the U.S. Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the U.S. Pricing Prospectus, U.S. Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)Freshfields US LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;
(d)The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the First Time of Delivery, in form and substance satisfactory to you;

(e)On the date of the U.S. Prospectus at a time prior to the execution of this Agreement, at or around 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the U.S. Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Ernst & Young LLP and Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
(f)On the date of the U.S. Prospectus at a time prior to the execution of this Agreement, at or around 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the U.S. Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Ernst & Young LLP and Grant Thornton LLP shall have furnished to you a letter or letters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the U.S. Registration Statement and the U.S. Prospectus;
(g)The Company shall have delivered to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.
(h)On the date of the U.S. Prospectus at a time prior to the execution of this Agreement, at or around 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the U.S. Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to you a certificate of the Chief Financial Officer of the Company, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
(i)(i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the U.S. Pricing Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the U.S. Pricing Prospectus, and (ii) since the respective dates as of which information is given in the U.S. Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (A) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the U.S. Pricing Prospectus, or (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the U.S. Pricing Prospectus and the U.S. Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the U.S. Pricing Prospectus and the U.S. Prospectus;

(j)On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the U.S. Pricing Prospectus and the U.S. Prospectus;
(k)The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;
(l)The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer and director and certain stockholders of the Company, substantially in the form set forth in Annex II hereto;
(m)The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
(n)The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers or an attorney-in-fact of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section 8.
9.(a)    The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Pricing Prospectus, the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” or “bona fide electronic road show,” each as defined in Rule 433(h) under the Securities Act (each, a “road show”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or Selling Stockholder for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Pricing Prospectus, the U.S. Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.
(b)Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any road show or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter or the Company for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Pricing Prospectus or the U.S. Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; and provided further, that the liability of each Selling Stockholder pursuant to this subsection shall not exceed the proceeds (net of any underwriting discounts and commissions, but before deducting expenses) from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”) less any amounts that such Selling Stockholder is obligated to contribute pursuant to Section 9(e) below.
(c)Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Pricing Prospectus, the U.S. Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, or any Testing-

the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Pricing Prospectus, the U.S. Prospectus , or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the information contained in the last sentence of the third paragraph under the caption “Underwriting,” the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the first sentence of the twentieth paragraph under the caption “Underwriting.”
(d)Promptly after receipt by an indemnified party under subsection (a), (b), or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such action and shall pay the reasonable and documented fees and disbursements of such counsel related to such action. In the case of any governmental, regulatory or non-civil proceeding, upon request of the indemnified party, the indemnifying party shall likewise retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such governmental, regulatory or non-civil proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related thereto. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the payment of which is contemplated by Section 9(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection to contribute are several in proportion to their respective underwriting obligations and not joint. The liability of each Selling Stockholder under this subsection is several and not joint and shall be limited to an amount equal to its Selling Stockholder Proceeds less any amounts such Selling Stockholder is obligated to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
(f)The respective obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the U.S. Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act.
10.(a)    If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the U.S. Registration Statement or the U.S. Prospectus, or in any other documents or arrangements (including any documents necessary to consummate the Japanese POWL, Canadian Offering, European Offering, Australian Offering and the UK Offering, as applicable), and the Company agrees to file promptly any amendments or supplements to the U.S. Registration Statement or the U.S. Prospectus (or any of the other aforementioned documents) which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed 1/11th of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds 1/11th of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement, including, without limitation, Schedules IV-VIII hereto, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
12.If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof and the corresponding provisions of Schedules IV-VIII; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof and the corresponding provisions of Schedules IV-VIII.

Notwithstanding the foregoing, the Company shall not be required to reimburse the Underwriters for expenses pursuant to this Section if the Underwriters do not purchase the Shares in connection with any failure of the conditions specified in Sections 8(j)(i), (iii), (iv) and (v).
13.In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters, shall be delivered, mailed or sent to each of the Representatives, in the case of (a) Goldman Sachs & Co. LLC, to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, email: registration-syndops@ny.email.gs.com, facsimile: (212) 902-9316; and (b) Morgan Stanley & Co. LLC, to Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, facsimile: (212) 507-8999; with a copy to Freshfields US LLP, 855 Main Street, Redwood City, California 94063, Attention: Sarah K. Solum, Calise Y. Cheng and Phillip S. Stoup; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the U.S. Registration Statement, Attention: Secretary; with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Rd, Palo Alto, CA 94304, Attention: Rezwan D. Pavri and Allison B. Spinner; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14.This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof and the corresponding provisions of Schedules IV-VIII, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns; provided, however, that each of the parties hereby agrees that (a) each of Goldman Sachs Canada Inc., Goldman Sachs Bank Europe SE, Goldman Sachs Japan Co., Ltd., Morgan Stanley Canada Limited, Morgan Stanley Europe SE, Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley MUFG Securities Co., Ltd., J.P. Morgan Securities LLC, J.P. Morgan Securities Canada Inc., J.P. Morgan SE, Citigroup Global Markets Inc., Citigroup Global Markets Canada Inc., Citigroup Global Markets Europe AG, Barclays Capital Inc., Barclays Bank PLC, Barclays Capital Canada Inc., Wells Fargo Securities, LLC, Wells Fargo Securities Canada, Ltd., BofA Securities, Inc., Merrill Lynch Canada Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, RBC Dominion Securities Inc., UBS Securities LLC, UBS Securities Canada Inc., UBS AG, BMO Capital Markets Corp., BMO Nesbitt Burns Inc., BNP Paribas Securities Corp., BNP Paribas (Canada) Securities Inc., BNP PARIBAS, Credit Agricole Securities (USA) Inc., Crédit Agricole Corporate and Investment Bank, Jefferies LLC, Jefferies Securities, Inc., Mizuho Securities USA LLC, Mizuho Securities Canada Inc., Mizuho Securities Co., Ltd., MUFG Securities Americas Inc., MUFG Securities (Canada), Ltd., TD Securities (USA) LLC, TD Securities Inc., BTIG, LLC, Cantor Fitzgerald & Co., Cantor Fitzgerald Canada Corporation, Capital One Securities, Inc., Macquarie Capital (USA) Inc., SG Americas Securities, LLC and Société Générale Capital Canada Inc. is an intended third-party beneficiary of all provisions of this Agreement, and has the right to enforce the provisions of this Agreement as if it was a party to this Agreement as an Underwriter, and (b) the Australian Coordinator (as defined in Schedule VII) is an intended third-party beneficiary of certain provisions in Schedule VII (as outlined in that Schedule) and has the right to enforce those provisions in Schedule VII as if the Australian Coordinator was a party to this Agreement.
15.Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between the Underwriters and the Company, the Company acknowledges and accepts that:
(a)a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:
(i)the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(A)the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(B)the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Underwriter(s) or another person (and the issue to or conferral on the Company of such shares, securities or obligations);
(C)the cancellation of the BRRD Liability;
(D)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)the variation of the terms of this Agreement, or any other agreements or arrangements hereunder as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
(iii)For the purposes of this Section 15(a):
“Bail-in Legislation” means, in relation to a member state of the European Economic Area, which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;
“Bail-in Powers” means any Write-Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, including by Directive 2019/879/EU of May 20, 2019;
“BRRD Liability” means a liability under this Agreement in respect of which the relevant Write-Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any Underwriter.
(b)a UK-Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority and acknowledges, accepts, and agrees to be bound by:
(i)the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(A)the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant Underwriter(s) or another person (and the issue to or conferral on the Company of such shares, securities or obligations);
(B)the cancellation of the UK Bail-in Liability;
(C)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)the variation of the terms of this Agreement, or any other agreements or arrangements hereunder as deemed necessary by the relevant UK resolution authority , to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.
(iii)For the purposes of this Section 15(b):
“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);
“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;
“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.
(c)No repayment or payment of any BRRD Liability or UK Bail-in Liability arising under this Agreement will become due and payable or be paid after the exercise of any Bail-in Power or UK Bail-in Power, as applicable, or taking of any other resolution action by the Relevant Resolution Authority or relevant UK resolution authority, as applicable, other than as such liabilities have been reduced, converted, cancelled, amended or altered as a result of such exercise.
16.Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
17.The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (d) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (e) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the

Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or in any respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
18.This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
19.This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.
20.The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
21.This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
22.Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
23.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such

Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)As used in this Section 23:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Anthropic, PBC

By:
Name:
Title:
[Signature Page to the Underwriting Agreement]

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he or she has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

The Selling Stockholders named in Schedule II hereto

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.
[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof in New York, New York

Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC

By:
Name:
Title:

By:
Name:
Title:
On behalf of themselves and each of the Underwriters
[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof in [●], [●]

Deutsche Bank Aktiengesellschaft

By:
Name:
Title:
[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman Sachs & Co. LLC(1)	[●]	[●]
Morgan Stanley & Co. LLC(2)	[●]	[●]
J.P. Morgan Securities LLC(3)	[●]	[●]
Citigroup Global Markets Inc.(4)	[●]	[●]
Barclays Capital Inc. and Barclays Bank PLC(5)	[●]	[●]
Wells Fargo Securities, LLC(6)	[●]	[●]
BofA Securities, Inc.(7)	[●]	[●]
Deutsche Bank Securities Inc.(8)	[●]	[●]
RBC Capital Markets, LLC(9)	[●]	[●]
UBS Securities LLC(10)	[●]	[●]
BMO Capital Markets Corp.(11)	[●]	[●]
BNP Paribas Securities Corp.(12)	[●]	[●]
Credit Agricole Securities (USA) Inc.(13)	[●]	[●]
Jefferies LLC(14)	[●]	[●]
Mizuho Securities USA LLC(15)	[●]	[●]
MUFG Securities Americas Inc.(16)	[●]	[●]
TD Securities (USA) LLC(17)	[●]	[●]
BTIG, LLC	[●]	[●]
Cantor Fitzgerald & Co.(18)	[●]	[●]
Capital One Securities, Inc.	[●]	[●]
Macquarie Capital (USA) Inc.	[●]	[●]
SG Americas Securities, LLC(19)	[●]	[●]
Total	[●]	[●]
___________
(1)Affiliates of Goldman Sachs & Co. LLC, including Goldman Sachs Canada Inc. and Goldman Sachs Bank Europe SE, may sell shares in jurisdictions outside the United States.
(2)Affiliates of Morgan Stanley & Co. LLC, including Morgan Stanley Canada Limited and Morgan Stanley Europe SE, may sell shares in jurisdictions outside the United States.
(3)Affiliates of J.P. Morgan Securities LLC, including J.P. Morgan Securities Canada Inc. and J.P. Morgan SE, may sell shares in jurisdictions outside the United States.
(4)Affiliates of Citigroup Global Markets Inc., including Citigroup Global Markets Canada Inc. and Citigroup Global Markets Europe AG, may sell shares in jurisdictions outside the United States.
(5)Affiliates of Barclays Capital Inc. and Barclays Bank PLC, including Barclays Capital Canada Inc., may sell shares in jurisdictions outside the United States.
Schedule I-1

(6)Affiliates of Wells Fargo Securities, LLC, including Wells Fargo Securities Canada, Ltd., may sell shares in jurisdictions outside the United States.
(7)Affiliates of BofA Securities, Inc., including Merrill Lynch Canada Inc., may sell shares in jurisdictions outside the United States.
(8)Affiliates of Deutsche Bank Securities Inc., including Deutsche Bank Aktiengesellschaft, may sell shares in jurisdictions outside the United States.
(9)Affiliates of RBC Capital Markets, LLC, including RBC Dominion Securities Inc., may sell shares in jurisdictions outside the United States.
(10)Affiliates of UBS Securities LLC, including UBS Securities Canada Inc. and UBS AG, may sell shares in jurisdictions outside the United States.
(11)Affiliates of BMO Capital Markets Corp., including BMO Nesbitt Burns Inc., may sell shares in jurisdictions outside the United States.
(12)Affiliates of BNP Paribas Securities Corp., including BNP Paribas (Canada) Securities Inc. and BNP PARIBAS, may sell shares in jurisdictions outside the United States.
(13)Affiliates of Credit Agricole Securities (USA) Inc., including Crédit Agricole Corporate and Investment Bank, may sell shares in jurisdictions outside the United States.
(14)Affiliates of Jefferies LLC, including Jefferies Securities, Inc., may sell shares in jurisdictions outside the United States.
(15)Affiliates of Mizuho Securities USA LLC, including Mizuho Securities Canada Inc., may sell shares in jurisdictions outside the United States.
(16)Affiliates of MUFG Securities Americas Inc., including MUFG Securities (Canada), Ltd., may sell shares in jurisdictions outside the United States.
(17)Affiliates of TD Securities (USA) LLC, including TD Securities Inc., may sell shares in jurisdictions outside the United States.
(18)Affiliates of Cantor Fitzgerald & Co., including Cantor Fitzgerald Canada Corporation, may sell shares in jurisdictions outside the United States.
(19)Affiliates of SG Americas Securities, LLC, including Société Générale Capital Canada Inc., may sell shares in jurisdictions outside the United States.
Schedule I-2

SCHEDULE II

Total Number of Firm Shares to be Sold

The Company	[●]
The Selling Stockholder(s):	[●]
Dario Amodei(a)	[●]
Daniela Amodei(b)	[●]
Tom Brown(c)	[●]
Jack Clark(d)	[●]
Jared Kaplan(e)	[●]
Sam McCandlish(f)	[●]
Christopher Olah(g)	[●]
Total	[●]
___________
(a)This Selling Stockholder is represented by Whalen LLP, 4701 Von Karman Ave, Suite 325, Newport Beach CA 92660, and has appointed Krishna Rao, Patrick Ekeruo and Daniela Amodei, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(b)This Selling Stockholder is represented by Whalen LLP, 4701 Von Karman Ave, Suite 325, Newport Beach CA 92660, and has appointed Krishna Rao, Patrick Ekeruo and Daniela Amodei, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(c)This Selling Stockholder is represented by Whalen LLP, 4701 Von Karman Ave, Suite 325, Newport Beach CA 92660, and has appointed Krishna Rao, Patrick Ekeruo and Daniela Amodei, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(d)This Selling Stockholder is represented by Whalen LLP, 4701 Von Karman Ave, Suite 325, Newport Beach CA 92660, and has appointed Krishna Rao, Patrick Ekeruo and Daniela Amodei, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(e)This Selling Stockholder is represented by Whalen LLP, 4701 Von Karman Ave, Suite 325, Newport Beach CA 92660, and has appointed Krishna Rao, Patrick Ekeruo and Daniela Amodei, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(f)This Selling Stockholder is represented by Whalen LLP, 4701 Von Karman Ave, Suite 325, Newport Beach CA 92660, and has appointed Krishna Rao, Patrick Ekeruo and Daniela Amodei, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(g)This Selling Stockholder is represented by Whalen LLP, 4701 Von Karman Ave, Suite 325, Newport Beach CA 92660, and has appointed Krishna Rao, Patrick Ekeruo and Daniela Amodei, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
Schedule II-1

SCHEDULE III
(a)Issuer Free Writing Prospectuses not included in the U.S. Pricing Disclosure Package:
Electronic Road Show dated [●]
[To list Issuer Free Writing Prospectuses]
(b)Additional documents incorporated by reference:
[None]
(c)Information other than the U.S. Pricing Prospectus that comprise the U.S. Pricing Disclosure Package:
The initial public offering price per share for the Shares is $[●].
The number of Shares purchased by the Underwriters is [●].
[●]
(d)Written Testing-the-Waters Communications:
[●]
Schedule III-1

SCHEDULE IV

SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE JAPANESE POWL
The offering contemplated by this Agreement includes a public offering of Primary Firm Shares in Japan without listing of the Shares in Japan (the “Japanese POWL”). The Japanese POWL will be made pursuant to the Japanese Registration Statement and the Japanese Prospectus (each as defined below). The terms of this Schedule IV shall apply solely to the Japanese POWL.
In connection with the Japanese POWL, the Company (i) has prepared and filed with the Director General of Kanto Regional Finance Bureau of the Ministry of Finance of Japan (the “KRFB”) a securities registration statement dated November 2, 2026 (Tokyo time) with respect to the Japanese POWL and its exhibits, and amendments to such securities registration statement pursuant to the Financial Instruments and Exchange Act of Japan (the “FIEA”), and (ii) proposes to file a further amendment to such securities registration statement in the form heretofore delivered to the Representatives with the KRFB promptly after the execution of this Agreement (such securities registration statement, exhibits and all such amendments, collectively, the “Japanese Registration Statement”); the Company has prepared a preliminary prospectus, including its amendments, with respect to the Japanese POWL (the “Japanese Preliminary Prospectus”) and intends to publish supplemental pricing information promptly after the execution of this Agreement which, together with the Japanese Preliminary Prospectus, will form a final Japanese prospectus (as amended, the “Japanese Prospectus” and, together with the Japanese Registration Statement and any Japanese Preliminary Prospectus and any other document filed or required to be filed pursuant to the Japanese Rules and Regulations (as defined below) in connection with the Japanese POWL, the “Japanese Offer Documents”); both of the Japanese Registration Statement and the Japanese Prospectus have been or will be prepared in Japanese in accordance with the FIEA, in principle, based on the information included in the U.S. Prospectus, with such omissions and additions as appropriate for the purpose of the Japanese POWL.
1.Representations and Warranties.
Solely with respect to the Japanese POWL, the Company represents and warrants to and agrees with each of the Underwriters that:
(a)The Company has filed with the KRFB the Japanese Registration Statement; the registration made under the Japanese Registration Statement will become effective no later than [●], 2026 (Tokyo time); and the Japanese Registration Statement, (1) complies as of the date hereof and will comply as of the First Time of Delivery in all material respects with the requirements of FIEA and the cabinet orders and ministerial ordinances and other rules and regulations thereunder (including the FIEA, the “Japanese Rules and Regulations”) and (2) does not as of the date hereof and will not as of the First Time of Delivery contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Japanese Underwriter Information (as
Schedule IV-1

defined below). “Japanese Underwriter Information” shall mean the names and addresses of the financial instruments business operators as sales agents in Japan and the information concerning their sales methods in Japan in Part I “Securities Information” of the Japanese Registration Statement and the Japanese Prospectus. No order preventing or suspending the effectiveness of, or requiring any amendment to, the Japanese Registration Statement, nor notice of a hearing from which such order may result, has been issued by the KRFB (or other Japanese securities authority).
(b)The Japanese Preliminary Prospectus at the time of issue thereof complied, and the Japanese Prospectus at the time of issue thereof and as of the First Time of Delivery will comply, in all material respects with the requirements of the Japanese Rules and Regulations; and the Japanese Preliminary Prospectus at the time of issue thereof did not, and the Japanese Prospectus at the time of issue thereof and as of the First Time of Delivery will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Japanese Underwriter Information.
(c)The financial statements included in each of the Japanese Registration Statement and the Japanese Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Japanese Rules and Regulations, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Japanese Registration Statement and the Japanese Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Japanese Registration Statement and the Japanese Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(d)Each of Ernst & Young LLP and Grant Thornton LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the KRFB as part of the Japanese Registration Statement and included in each of the Japanese Registration Statement and Japanese Prospectus, is an independent registered foreign public accounting firm with respect to the Company within the meaning of the Japanese Rules and Regulations.
(e)With respect to press releases and all advertisements and other marketing materials of the Company or its representatives (in oral or written form) prepared, used or made in pursuit of the Japanese POWL (for the avoidance of doubt including, but not limited to, road show presentations (collectively, the “Japanese POWL
Schedule IV-2

Publications”)) the information in such Japanese POWL Publications is, or will be, accurate in all material respects as of the date of the relevant Japanese POWL Publication and not misleading, is or will be consistent with the information contained in the Japanese Prospectus; there is no material information disclosed in the Japanese POWL Publications which is not disclosed in the Japanese Prospectus, and all expressions of opinion, intention, expectation and forward-looking statements contained therein were when made fairly and honestly held and were based on commercially reasonable assumptions. All advertisements of the Company relating to the Japanese POWL are and on the First Time of Delivery or the date on which such advertisements are removed, as the case may be, will be clearly recognizable as such, do not and as of the First Time of Delivery will not contain information that is inaccurate or misleading, state or will state that the Japanese Prospectus will be or has been published and indicate or will indicate where investors are or will be able to obtain it in accordance with applicable law. With respect to any Japanese POWL Publications, the Company has complied and will comply with all applicable laws and regulations.
(f)The Company has complied and will comply in all material respects with all relevant regulations relating to the conduct of the Japanese POWL in Japan.
(g)Except as described in the Japanese Prospectus, dividends and other distributions on the Primary Firm Shares will not be subject to withholding taxes under the laws currently applicable in Japan and without the necessity of obtaining and do not require any consent, authorization, order, registration or qualification in Japan.
(h)No issue or transfer taxes and no other taxes (except for income taxes) or duties are payable by or on behalf of the Underwriters to Japan, or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance by the Company of the Primary Firm Shares to or for the respective accounts of the Underwriters; and (ii) the sale and delivery inside or outside Japan by the Underwriters of the Primary Firm Shares to the initial purchasers thereof.
(i)Other than as described in the Japanese Prospectus, no ad valorem stamp duty, stamp tax, stamp duty reserve tax or documentary, certification or other similar tax imposed by any government department or other taxing authority of or in Japan is payable in connection with (i) the issuance and transfer of the Primary Firm Shares to or for the respective accounts of the Underwriters, or (ii) the sale and delivery of the Primary Firm Shares by the Underwriters to those purchasing such shares from such Underwriters.
2.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters solely with respect to the Japanese POWL are subject to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)Subsequent to the execution and delivery of this Agreement and prior to the First Time of Delivery:
(i)the Japanese Registration Statement shall have been timely filed with the KRFB in accordance with Japanese Rules and Regulations, and all
Schedule IV-3

requests by the KRFB for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and
(ii)the Japanese Registration Statement has become effective; no stop order suspending the effectiveness of the Japanese Registration Statement is in effect, and no proceedings for such purpose or pursuant to the Japanese Rules and Regulations are pending before or threatened by the KRFB.
(b)The Underwriters shall have received on the First Time of Delivery a certificate, dated the First Time of Delivery and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 2(a)(i) and (ii) above and to the effect that the representations and warranties of the Company contained in this Schedule IV are true and correct as of the First Time of Delivery and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Schedule IV on or before the First Time of Delivery (which certificate may be combined with the certificates delivered pursuant to Section 8(n) of this Agreement).
3.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)To furnish to the Representatives upon written request, without charge, conformed copies of the Japanese Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Japanese Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 1:00 p.m. (Tokyo time) on the business day next succeeding the date of this Agreement, as many copies of the Japanese Prospectus and any supplements and amendments thereto or to the Japanese Registration Statement as the Representatives may reasonably request.
(b)Before amending or supplementing the Japanese Registration Statement or the Japanese Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner, and to file with the KRFB within the applicable period any registration statement required to be filed pursuant to the Japanese Rules and Regulations.
(c)If the Japanese Preliminary Prospectus is being used to solicit offers to buy the Primary Firm Shares at a time when the Japanese Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Japanese Preliminary Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Japanese Preliminary Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Japanese Preliminary Prospectus so that the statements in the Japanese Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when the Japanese Preliminary Prospectus is delivered to a prospective purchaser, be misleading
Schedule IV-4

or so that the Japanese Preliminary Prospectus, as amended or supplemented, will comply with applicable law.
(d)If, during such period after the first date of the public offering of the Primary Firm Shares as in the reasonable opinion of counsel for the Underwriters the Japanese Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Japanese Prospectus in order to make the statements therein, in the light of the circumstances when the Japanese Prospectus was delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Japanese Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Primary Firm Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Japanese Prospectus so that the statements in the Japanese Prospectus as so amended or supplemented will not be misleading or so that the Japanese Prospectus, as amended or supplemented, will comply with applicable law.
(e)To prepare and file with the KRFB promptly after the execution and delivery of this Agreement the amendment to the Japanese Registration Statement, in compliance with the Japanese Rules and Regulations, in a form reasonably satisfactory to the Representatives, such filing to occur not later than 9:15 a.m. (Tokyo time) on [●], 2026.
(f)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses of the Company incident to the performance of its obligations under this Agreement, including the costs incident to the preparation, printing, translation and filing under the Japanese Rules and Regulations, the Japanese Registration Statement and Japanese Prospectus, prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; provided that, except as provided in Sections 7, 9 and 12 of this Agreement and Section 4 of this Schedule IV, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel and consultants, stock transfer taxes payable on resale of any of the Primary Firm Shares by them and any advertising expenses connected with any offers they may make in the Japanese POWL.
4.Indemnity.
(a)The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Japanese Offer Documents, or any amendment or supplement thereto
Schedule IV-5

or any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any road show or any Testing-the-Waters Communication, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or Selling Stockholder for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that, except with respect to the Company’s indemnification of the Selling Stockholders, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Japanese Offer Documents, or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any road show or any Testing-the-Waters Communication, in reliance upon and in conformity with any Underwriter Information or Japanese Underwriter Information.
(b)Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Japanese Offer Documents, or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any road show or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Japanese Offer Documents, or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any road show or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information or the Japanese Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)The obligations of the Company under this Section 4 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer, other affiliate or sales agents of any Underwriter; and the obligations of the Underwriters under this Section 4 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the U.S. Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act. The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. LLC that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. and Morgan Stanley Smith Barney LLC.
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(d)Sections 9(d) and 9(e) of this Agreement shall apply to this Section 4 of this Schedule IV mutatis mutandis; provided that any reference therein to Section 9(a) of this Agreement shall be deemed a reference to Section 4(a) of this Schedule IV, any reference therein to Section 9(c) of this Agreement shall be deemed a reference to Section 4(b) of this Schedule IV and any reference therein to Section 9(b) of this Agreement shall be disregarded; provided further that Section 9(e) of this Agreement, as so applied, shall not apply in circumstances where the indemnification provided for in Section 4(a) of this Schedule IV is unavailable or insufficient due to the exceptions or exclusions in this Section 4 of this Schedule IV; and provided further that, for purposes of this Section 4 of this Schedule IV, any references in Section 9(e) of this Agreement to the Selling Stockholders shall be disregarded, and no Selling Stockholder shall have any indemnification or contribution obligation under this Section 4 of this Schedule IV.
(e)For the avoidance of doubt, any losses, claims, damages or liabilities that are subject to indemnification pursuant to this Section 4 of this Schedule IV (or would be so subject save for the exceptions or exclusions in this Section 4 of this Schedule IV) shall not be the subject of indemnification pursuant to Section 9 of this Agreement; provided, however, that where any loss, claim, damage or liability gives rise to indemnification obligations independently under both this Section 4 of this Schedule IV and Section 9 of this Agreement, the applicable indemnified party may seek indemnification under either or both such sections, but shall not be entitled to recover the same loss, claim, damage or liability more than once.
5.Termination. The Underwriters may terminate this Agreement solely with respect to the Japanese POWL by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the First Time of Delivery, there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Tokyo Stock Exchange; (ii) a general moratorium on commercial banking activities declared by the authorities of Japan or a material disruption in commercial banking or securities settlement or clearance services in Japan; (iii) the outbreak or escalation of hostilities involving Japan, or a declaration by Japan of a national emergency or war; or (iv) the occurrence of any calamity or crisis or any change in financial, political or economic conditions in Japan, if the effect of any such event specified in clause (iii) or (iv) in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the Japanese POWL or the delivery of the Primary Firm Shares being delivered at the First Time of Delivery on the terms and in the manner contemplated in the Japanese Prospectus. For the avoidance of doubt, any termination of this Agreement with respect to the Japanese POWL shall have no impact on the offering of the Shares otherwise or the Underwriters’ obligations under this Agreement, provided that, upon any such termination, the Primary Firm Shares that were to be offered in the Japanese POWL may be reallocated by the Representatives in their absolute discretion (including outside of the Japanese POWL), in accordance with the terms of this Agreement.
Schedule IV-7

SCHEDULE V

SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE CANADIAN OFFERING
The offering contemplated by this Agreement includes a public offering and distribution of Primary Shares without listing of the Shares in each of the provinces and territories of Canada (the “Canadian Offering”). The terms of this Schedule V shall apply solely to the Canadian Offering.
The Company has prepared and filed a preliminary base post-receipt pricing (“PREP”) prospectus and [●] amended and restated preliminary base PREP prospectuses relating to the Primary Shares (the preliminary base PREP prospectus and the amended and restated preliminary base PREP prospectuses are hereinafter referred to as the “Canadian Preliminary Prospectuses”) with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities (collectively with the OSC, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada (collectively, the “Canadian Qualifying Jurisdictions”) in accordance with National Instrument 41-101 General Prospectus Requirements (“NI 41-101”) pursuant to the procedures provided for under Multilateral Instrument 11-102 Passport System and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”) and National Instrument 44-103 Post-Receipt Pricing (“NI 44-103” and, collectively with the Passport System, the “PREP Procedures”). The OSC has issued a receipt for each of the Canadian Preliminary Prospectuses (the “Preliminary Receipts”) which, in accordance with the Passport System, also evidences the deemed issuance of a receipt by each of the other Canadian Securities Commissions for the Canadian Preliminary Prospectuses on the basis that the Company has satisfied the conditions pursuant to the Passport System. The Company has also prepared and filed with the OSC and the other Canadian Securities Commissions a final base PREP prospectus relating to the Primary Shares (the “Canadian Final Prospectus”), which omits the PREP Information, in accordance with NI 41-101 and the PREP Procedures. The OSC has issued a receipt for the Canadian Final Prospectus (the “Final Receipt”) which, in accordance with the Passport System, also evidences the deemed issuance of a receipt by each of the other Canadian Securities Commissions for the Canadian Final Prospectus on the basis that the Company has satisfied the conditions pursuant to the Passport System. The Company shall, promptly after the execution and delivery of this Agreement, prepare and file with the OSC and the other Canadian Securities Commissions a supplemented PREP prospectus (the “Canadian Supplemented Prospectus”) setting forth the PREP Information in accordance with Section 4(e) of this Schedule V. Each of the Canadian Final Prospectus and the Canadian Supplemented Prospectus includes or incorporates by reference the “template version” (as defined in NI 41-101) of any “marketing materials” (as defined in NI 41-101) included or incorporated by reference therein or, except to the extent contemplated by Section 13.12 of NI 41-101 or Section 4A.6 of NI 44-103, used in connection with a “road show” (as defined in NI 41-101). For purposes of this Agreement, all references to any Canadian Preliminary Prospectuses, the Canadian Final Prospectus, the Canadian Supplemented Prospectus, or any amendment or supplement to the foregoing, shall include the documents, if any, incorporated by reference therein from time to time. Unless the context otherwise requires, from and after the time the Canadian Supplemented Prospectus (including the PREP Information) is filed with the Canadian Securities Commissions, any specific reference in this Agreement to the Canadian Final Prospectus shall be deemed to refer to the
Schedule V-1

Canadian Final Prospectus as so supplemented. For purposes of this Agreement, “PREP Information” means the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus and which is deemed under the PREP Procedures to be incorporated by reference in the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus.
1.Representations and Warranties of the Company. Solely with respect to the Canadian Offering, the Company represents and warrants to and agrees with each of the Underwriters that:
(a)The Preliminary Receipts have been obtained from the OSC in respect of the Canadian Preliminary Prospectuses, the Final Receipt has been obtained from the OSC in respect of the Canadian Final Prospectus and no order or action that would have the effect of ceasing or suspending the distribution of the Primary Shares has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by any Canadian Securities Commission.
(b)The Canadian Final Prospectus conforms and, as amended or supplemented (including for greater certainty by the Canadian Supplemented Prospectus), will conform in all material respects with Canadian Securities Laws (as defined below).
(c)(A)    The Canadian Final Prospectus when it was filed did not include and, as amended, if applicable, will not, as of its date and when filed, include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and as of its date and when filed contained, and, as amended, if applicable, will when filed contain, in each case, other than the PREP Information, full, true and plain disclosure of all material facts relating to the Company and the Primary Shares as required by Canadian Securities Laws (as defined below), and (B) the Canadian Supplemented Prospectus, as of its date, will not include and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, and as of each Time of Delivery, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Canadian Supplemented Prospectus will contain full, true and plain disclosure of all material facts relating to the Company and the Primary Shares as required by Canadian Securities Laws (as defined below); except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Canadian Final Prospectus or the Canadian Supplemented Prospectus based upon the Canadian Underwriter Information (as defined below).
(d)The Company has complied in all material respects with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian
Schedule V-2

Securities Laws”) required to be complied with by the Company to qualify the distribution of the Primary Shares through registrants registered in the applicable categories under Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions, except for the filing of the Canadian Supplemented Prospectus, which shall be filed in accordance with this Schedule V.
(e)The Company has the power and authority (corporate and other) to own its properties and conduct its business as described in each of the Canadian Final Prospectus and the Canadian Supplemented Prospectus.
(f)All necessary action has been taken by the Company to authorize the execution, delivery and performance, as applicable, of the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, as well as any amendments to any of the foregoing, and the filing or delivery thereof under Canadian Securities Laws in each Canadian Qualifying Jurisdiction.
(g)The Company has an authorized capitalization as set forth in the Canadian Final Prospectus and all of the issued shares of capital stock of the Company conform to the description of the Stock contained in the Canadian Final Prospectus.
(h)No consent, approval, authorization, order, registration or qualification of or with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the filing of the Canadian Supplemented Prospectus, except such as have previously been obtained or waived, in connection with the Canadian Offering.
(i)Other than as set forth in the Canadian Final Prospectus, there are no Actions pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under Canadian Securities Laws to be described in the Canadian Final Prospectus or the Canadian Supplemented Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under Canadian Securities Laws to be filed or described in the Canadian Final Prospectus and Canadian Supplemented Prospectus that are not so filed or described therein.
(j)Ernst & Young LLP and Grant Thornton LLP, who have each certified certain financial statements of the Company and its subsidiaries filed with the Commission as part of the U.S. Registration Statement and included in the Canadian Final Prospectus, are each independent public accountants, as required by Canadian Securities Laws, and are each an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). No “reportable event” (within the
Schedule V-3

meaning of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”)) has occurred with such accountants with respect to audits of the Company or its predecessors.
(k)As of the time of each sale of the Primary Shares in connection with the offering when the Canadian Supplemented Prospectus is not yet available to prospective purchasers, none of (i) the Canadian Final Prospectus, (ii) any marketing materials, when considered together with the Canadian Final Prospectus, and (iii) any individual Testing-the-Waters Communication, when considered together with the Canadian Final Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Canadian Underwriter Information.
(l)Except to the extent contemplated by Section 13.12 of NI 41-101 or Section 4A.6 of NI 44-103, the Company has filed the “template version” of any “marketing materials,” if any, approved by the Company and the Representatives in the manner contemplated by Canadian Securities Laws, with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions not later than the day on which such marketing materials were first provided to a potential investor in the offering of Primary Shares pursuant to this Agreement. If any “comparables” (as defined in NI 41-101) and disclosure relating to such comparables have been redacted from the template version of any marketing materials filed with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions, a complete template version of such marketing materials (containing the comparable and related disclosure) has been delivered to the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions by the Company in compliance with Canadian Securities Laws.
(m)No acquisition has been made by the Company during its two most recently completed fiscal years and up to the date of the Canadian Supplemented Prospectus that would be a “significant acquisition” for the purposes of Canadian Securities Laws or that would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1 of NI 41-101, and no proposed acquisition by the Company has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that: (A) if completed by the Company at the date of the Canadian Supplemented Prospectus, would be a “significant acquisition” for the purposes of Canadian Securities Laws, or (B) would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1.
(n)No forward-looking information (as defined in NI 51-102) included in any of the Canadian Final Prospectus and the Canadian Supplemented Prospectus has been made or reaffirmed without a reasonable basis.
(o)The Company is an “SEC foreign issuer” for the purposes of National Instrument 71-102 – Continuous Disclosure and Other Exceptions Relating to Foreign Issuers.
Schedule V-4

(p)The statements set forth in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, under the headings “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
2.Terms of Public Offering. The Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Primary Shares in the Canadian Qualifying Jurisdictions (a “Selling Firm”) and each Underwriter shall be severally liable for the compliance by any Selling Firm appointed by such Underwriter with the provisions of this Agreement. The Underwriters shall, and shall require any Selling Firm, to comply with Canadian Securities Laws in connection with the distribution of the Primary Shares and to offer the Primary Shares for sale only in the Canadian Qualifying Jurisdictions directly and through duly appointed Selling Firms upon the terms and conditions set forth in the Canadian Supplemented Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale and sell the Primary Shares only in those jurisdictions where they may be lawfully offered by the Underwriters for sale or sold. Without limiting the generality of the foregoing, no Primary Shares will be offered for sale or sold in any province or territory of Canada by any Canadian Underwriter (as defined below) or any Selling Firm unless such Canadian Underwriter or Selling Firm is duly registered as a dealer under Canadian Securities Laws of such province or territory in a category that permits the trade. For the purposes of this Section 2 of this Schedule V, the Canadian Underwriters shall be entitled to assume that the Primary Shares are qualified for distribution in each of the Canadian Qualifying Jurisdictions. Each Underwriter listed on Schedule I to this Agreement that is not a Canadian registered investment dealer and that does not have a Canadian registered investment dealer affiliate (collectively, the “Non-Canadian Underwriters”) covenants and agrees with the Company that it will only offer and sell Shares outside of Canada and it will not, directly or indirectly, advertise or solicit offers to purchase or sell Shares in Canada. For the avoidance of doubt, none of the Non-Canadian Underwriters is acting as an underwriter of the Shares in any province or territory of Canada and no action on the part of any Non-Canadian Underwriter in its capacity as an underwriter of the offering of Shares in the United States or Primary Shares in other non-Canadian jurisdictions will create any impression or support any conclusion that the firm is acting, directly or indirectly, as a Canadian Underwriter of the Primary Shares in any province or territory of Canada.
The Underwriters that are designated as “Canadian Underwriters” are the registered investment dealer affiliates of the Underwriters that will sign the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (collectively, the “Canadian Underwriters”). The Canadian Underwriters shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Primary Shares as promptly as possible after each Time of Delivery, and shall, and shall cause each Selling Firm to, after each Time of Delivery, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Primary Shares in the provinces and territories of Canada, including notice of the total proceeds realized or number of Primary Shares sold in each of the provinces and territories of Canada and any other jurisdiction. Only the Canadian Underwriters and appropriately registered and appointed Selling Firms shall distribute any Primary Shares to Canadian investors. For the avoidance of doubt, and in furtherance of Section 14 of this Agreement, the closing deliverables described in Sections 8(b), 8(c) and 8(d) of this Agreement,
Schedule V-5

and in Sections 3(b), 3(c), 3(d), 3(e), 3(f) and 3(g) of this Schedule V shall be delivered to and may be relied upon by the Canadian Underwriters in connection with the Canadian Offering and signing the Canadian Final Prospectus and the Canadian Supplemented Prospectus. In connection therewith, and in contemplation of the fact that such deliverables may be addressed to the Representatives on behalf of the several Underwriters, for the purpose of receipt of such closing deliverables hereunder, the Canadian Underwriters shall be deemed Underwriters.
3.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters solely with respect to the Canadian Offering are subject, in their discretion, to the following further conditions or waiver thereof to the reasonable satisfaction of the Representatives:
(a)The Canadian Supplemented Prospectus shall have been timely filed with the Canadian Securities Commissions in accordance with Canadian Securities Laws; and all requests by the Canadian Securities Commissions for additional information shall have been complied with to the reasonable satisfaction of the Representatives and no order or action that would have the effect of ceasing or suspending the distribution of the Primary Shares shall have been issued by any Canadian Securities Commission and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by any Canadian Securities Commission. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Canadian Final Prospectus, the effect of which is, in the Representatives’ reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the Canadian Offering or the delivery of the Primary Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Canadian Final Prospectus.
(b)The Company shall have furnished or caused to be furnished to the Underwriters at each Time of Delivery certificates of officers or an attorney-in-fact of the Company (which certificates may be combined with the certificates delivered pursuant to Section 8(n) of this Agreement) satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company in this Schedule V at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Underwriters may reasonably request and as to the matters set forth in subsection (a) of this Section 3.
(c)Blake, Cassels & Graydon LLP, outside Canadian counsel for the Company (and such counsel may arrange for separate deliveries of opinions of local counsel, where such counsel deems such delivery proper, as to the laws of any Canadian Qualifying Jurisdiction other than the provinces of Ontario, Alberta, British Columbia and Quebec and may rely upon, as to matters of fact, certificates of public officials and officers of the Company, as applicable), shall have furnished to the Underwriters an opinion dated the date of such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters.
Schedule V-6

(d)Stikeman Elliott LLP, Canadian counsel for the Underwriters, shall have furnished to the Underwriters an opinion dated the date of such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters.
(e)Blake, Cassels & Graydon LLP shall have furnished to the Underwriters opinions, dated the date of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance reasonably satisfactory to the Underwriters, addressed to the Canadian Underwriters, the Company, and Canadian counsel for the Underwriters, to the effect that the French language version of each of the applicable Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except for the information contained therein under the headings “Summary Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Capitalization” and “Index to Financial Statements” and the financial statements and notes to such statements and the related auditors’ report on such statements, (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof.
(f)Ernst & Young LLP shall have furnished to the Underwriters opinions dated the date of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Canadian Underwriters, acting reasonably, addressed to the Canadian Underwriters, the Company, and their respective Canadian counsel, to the effect that the French language version of the Financial Information other than the auditor’s report of Grant Thornton LLP contained in the applicable Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus includes the same information and, in all material respects, carries the same meaning as the English language version thereof.
(g)Grant Thornton LLP shall have furnished to the Underwriters opinions dated the date of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Canadian Underwriters, acting reasonably, addressed to the Canadian Underwriters, the Company, and their respective Canadian counsel, to the effect that the French language version of the auditor’s report of Grant Thornton LLP contained in the applicable Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.
4.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)The Company shall promptly (i) after the Canadian Supplemented Prospectus is filed, or within two business days before the date the Canadian Supplemented Prospectus is filed, issue and file a press release in accordance with Part 2A of NI 44-103 in order to satisfy the requirements under Canadian Securities Laws to deliver, send and/or provide access to, as applicable, a prospectus by providing access
Schedule V-7

to the Canadian Supplemented Prospectus in accordance with the procedures therein; and (ii) after any amendment or supplement to the Canadian Supplemented Prospectus is filed, or within two business days before the date such amendment or supplement is filed, issue and file a press release in accordance with Part 2A of NI 44-103 in order to satisfy the requirements under Canadian Securities Laws to deliver, send and/or provide access to, as applicable, the Canadian Supplemented Prospectus in accordance with the procedures therein. The Underwriters and the Company shall satisfy any request of a purchaser for electronic or paper copies of the Canadian Supplemented Prospectus in accordance with the requirements of NI 44-103, without charge.
(b)Before amending or supplementing the Canadian Final Prospectus or the Canadian Supplemented Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner, and to file with the Canadian Securities Commissions any amendment or supplement thereto in accordance with the requirements of Canadian Securities Laws, including the PREP Procedures.
(c)If the Canadian Final Prospectus is being used to solicit offers to buy the Primary Shares at a time when the Canadian Supplemented Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Canadian Final Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Canadian Final Prospectus to comply with applicable law, forthwith to prepare, file with the Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Canadian Final Prospectus so that the statements in the Canadian Final Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, when the Canadian Final Prospectus is delivered to a prospective purchaser, be misleading or so that the Canadian Final Prospectus, as amended or supplemented, will comply with applicable law.
(d)If, during such period after the first date of the public offering of the Primary Shares as in the reasonable opinion of counsel for the Underwriters the Canadian Supplemented Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Canadian Supplemented Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, when the Canadian Supplemented Prospectus was delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Canadian Supplemented Prospectus to comply with applicable law, forthwith to prepare, file with the Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Primary Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Canadian Supplemented Prospectus so that the statements in the Canadian
Schedule V-8

Supplemented Prospectus as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that the Canadian Supplemented Prospectus, as amended or supplemented, will comply with applicable law.
(e)To prepare and file with the OSC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement the Canadian Supplemented Prospectus, in compliance with the PREP Procedures and in a form reasonably satisfactory to the Representatives, such filing to occur not later than 4:30 p.m. (Toronto time) on [●], 2026.
(f)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses of the Company incident to the performance of its obligations under this Agreement, including the costs incident to the preparation, printing, translation and filing under the Canadian Securities Laws of the Canadian Preliminary Prospectuses, the Canadian Final Prospectus, the Canadian Supplemented Prospectus, any marketing materials and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; provided that, except as provided in Sections 7, 9 and 12 of this Agreement and Section 5 of this Schedule V, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel and consultants (if any) and any advertising expenses connected with any offers they may make.
5.Indemnity and Contribution.
(a)The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus, the Canadian Supplemented Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Canadian Securities Laws, any “road show” (for purposes of this Schedule V, as defined in NI 41-101), or any “marketing materials” (for purposes of this Schedule V, as defined in NI 41-101), or arise out of or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or Selling Stockholder for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that, except with respect to the Company’s indemnification of the Selling Stockholders, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with any Canadian Underwriter Information.
Schedule V-9

(b)Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus or the Canadian Supplemented Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Canadian Securities Laws, any road show, any marketing materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus or the Canadian Supplemented Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with the Canadian Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Schedule V with respect to an Underwriter and an applicable document, “Canadian Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any such Underwriter consists of the following information in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus furnished on behalf of each Underwriter: [the concession and reallowance figures contained in footnote ([2]) on the cover page; the information contained in the first sentence of the [tenth] paragraph on the cover page; the last sentence of the [third] paragraph under the caption “Underwriting”; the concession and reallowance figures appearing in the [fifth] paragraph under the caption “Underwriting”; and the information contained in the [first sentence of the twentieth] paragraph under the caption “Underwriting”].
(c)Sections 9(d) and 9(e) of this Agreement shall apply to this Section 5 of this Schedule V mutatis mutandis; provided that any reference therein to Section 9 of this Agreement shall be deemed a reference to Section 5 of this Schedule V, any reference therein to Section 9(a) of this Agreement shall be deemed a reference to Section 5(a) of this Schedule V, any reference therein to Section 9(c) of this Agreement shall be deemed a reference to Section 5(b) of this Schedule V and any reference therein to Section 9(b) of this Agreement shall be disregarded; provided further that Section 9(e) of this Agreement, as so applied, shall not apply in circumstances where the indemnification provided for in Section 5(a) of this Schedule V is unavailable or insufficient due to the exceptions or exclusions in this Section 5 of this Schedule V; and provided further that, for purposes of this Section 5 of this Schedule V, any references in Section 9(e) of this Agreement to the Selling Stockholders shall be disregarded, and no Selling Stockholder shall have any indemnification or contribution obligation under this Section 5 of this Schedule V.
(d)Provided that it has not terminated and cancelled its obligations under this Agreement to purchase the Shares in accordance with Section 10 of this Agreement, each Non-Canadian Underwriter agrees that if any losses, claims, damages and
Schedule V-10

liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively for purposes of this Schedule V, the “Claims”) are made against or suffered by an indemnified party as contemplated by Section 9 of this Agreement or Section 5 of this Schedule V (and such Claims did not include such Non-Canadian Underwriter on the basis that it did not sign the underwriters’ certificate to the Canadian Final Prospectus or the Canadian Supplemented Prospectus and such Claims would have included such Non-Canadian Underwriter if it had signed such certificate) under section 130 of the Securities Act (Ontario), or the equivalent provisions of the Canadian Securities Laws in the other Canadian Qualifying Jurisdictions, based upon a misrepresentation or alleged misrepresentation (as defined in Canadian Securities Laws) in the Canadian Final Prospectus or the Canadian Supplemented Prospectus, and such indemnified party is determined by a court of competent jurisdiction or other governmental authority in a final judgment or decision from which no appeal can be made to be liable pursuant to such laws in respect of such Claims and such indemnified party does pay such Claims (the “Liability Amount”), then such Non-Canadian Underwriter shall indemnify on a several basis, and not on a joint or joint and several basis, such indemnified party from and against the Liability Amount for such Non-Canadian Underwriter’s pro rata share of such Liability Amount, on the basis of and assuming that such Non-Canadian Underwriter had signed the underwriters’ certificate to the Canadian Final Prospectus or the Canadian Supplemented Prospectus, but only to the extent of its underwriting obligation under Section 2 of this Agreement. Each Non-Canadian Underwriter shall further indemnify such indemnified party, without regard to the final outcome of any such Claims, for such Non-Canadian Underwriter’s pro rata share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defense of any such Claims (the “Indemnified Expenses”). For the purposes of determining the aggregate amount that the applicable Non-Canadian Underwriter is obligated to indemnify all other indemnified parties, “pro rata” will be based on the percentage determined by dividing the sum of the number of Firm Shares set forth opposite its name set forth in Schedule I to this Agreement by the total number of Firm Shares. For the avoidance of doubt, the maximum aggregate amount which a Non-Canadian Underwriter is required to indemnify the other indemnified parties under this Section 5 of this Schedule V shall be the lesser of (i) the percentage of the total of the Liability Amount and Indemnified Expenses equal to the percentage determined by dividing sum of the number of Firm Shares set forth opposite such Non-Canadian Underwriter’s name in Schedule I to this Agreement by the total number of Firm Shares and (ii) the total public offering price of the Shares such Non-Canadian Underwriter is required to place or purchase pursuant to this Agreement. The amount payable by a Non-Canadian Underwriter to the indemnified parties pursuant to this Section 5 of this Schedule V shall be reduced to the extent that such Non-Canadian Underwriter is required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the Claim or Claims that are the subject matter of the indemnification being sought. Further, a Non-Canadian Underwriter will only be required to make payment to an indemnified party pursuant to this Section 5 of this Schedule V if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and Indemnified Expenses pursuant to this Section 5 of this Schedule V but has not been fully reimbursed, and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made or by acknowledgement of the indemnified party) that the Claim resulting in the Liability
Schedule V-11

Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party, and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such Claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party then such indemnified party shall promptly reimburse such Non-Canadian Underwriter for any Indemnified Expenses. If any Claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 5 of this Schedule V, the indemnified party will notify the Non-Canadian Underwriters in writing as soon as possible of the particulars of such Claim (but the omission so to notify the applicable Non-Canadian Underwriters of any potential Claim shall not relieve them from any liability which they may have to any indemnified party and any omission so to notify a Non-Canadian Underwriter of any actual Claim shall affect its liability only to the extent that such Non-Canadian Underwriter is actually and materially prejudiced by that failure). Each Non-Canadian Underwriter agrees that to the extent it is not a party to such Claim, the other Underwriters will be entitled to conduct the defense of any such action or proceeding brought to enforce such Claim, and such Non-Canadian Underwriter’s liability hereunder shall not be reduced in any way based upon the conduct of such defense, unless the indemnified party is determined to be grossly negligent (by a court of competent jurisdiction in a final judgment from which no appeal can be made) in conducting such defense. The Underwriters shall provide the Non-Canadian Underwriters with notice of any material developments in the action or proceeding. With respect to any indemnified party who is not a party to this Agreement, the Underwriters other than the Non-Canadian Underwriters shall obtain and hold the rights and benefits of this Section 5 of this Schedule V in trust for and on behalf of such indemnified party.
(e)The obligations of the Company under this Section 5 of this Schedule V shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the Canadian Underwriters and each employee, officer and director of each Underwriter and Canadian Underwriter and each person, if any, who controls any Underwriter or Canadian Underwriter within the meaning of the Securities Act and each broker-dealer, sales agent or other affiliate of any Underwriter or Canadian Underwriter; and the obligations of the Underwriters under this Section 5 of this Schedule V shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the U.S. Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.
(f)For the avoidance of doubt, any losses, claims, damages or liabilities that are subject to indemnification pursuant to this Section 5 of this Schedule V (or would be so subject save for the exceptions or exclusions in this Section 5 of this Schedule V), shall not be the subject of indemnification pursuant to Section 9 of this Agreement; provided, however, that where any loss, claim, damage, or liability gives rise to indemnification obligations independently under both this Section 5 of this Schedule V and Section 9 of this Agreement, the applicable indemnified party may seek
Schedule V-12

indemnification under either or both such sections, but shall not be entitled to recover the same loss, claim, damage, or liability more than once.
6.Termination. The Underwriters may terminate this Agreement solely with respect to the Canadian Offering by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the applicable Time of Delivery, there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Toronto Stock Exchange; (ii) a general moratorium on commercial banking activities declared by any Canadian federal or provincial authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada; (iii) the outbreak or escalation of hostilities involving Canada or the declaration by Canada of a national emergency or war or (iv) the occurrence of any calamity or crisis or any change in financial, political or economic conditions in Canada, if the effect of any such event specified in clause (iii) or (iv) in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the Canadian Offering or the delivery of the Primary Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Canadian Final Prospectus. For the avoidance of doubt, any termination of this Agreement with respect to the Canadian Offering shall have no impact on the offering of the Shares otherwise or the Underwriters’ obligations under this Agreement, provided that, upon any such termination, the Primary Shares that were to be offered in the Canadian Offering may be reallocated by the Representatives in their absolute discretion (including outside of the Canadian Offering), in accordance with the terms of this Agreement.
Schedule V-13

SCHEDULE VI

SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE EUROPEAN OFFERING
The offering contemplated by this Agreement includes a public offering to eligible retail investors of up to [●] Primary Shares (the “European Retail Shares”) in each of the Federal Republic of Germany (“Germany”), the Kingdom of Denmark, the Republic of Finland, the French Republic, Ireland, the Netherlands, the Kingdom of Norway, the Kingdom of Spain and the Kingdom of Sweden (the “Covered European Countries”) without admission to trading on a regulated market or an SME growth market (each within the meaning of the EU Prospectus Regulation (as defined below)) (the “European Offering”) as well as a public offering of the European Retail Shares in Switzerland without admission to trading on a Swiss trading venue (the “Swiss Offering”). The terms of this Schedule VI shall apply solely to the European Offering and the Swiss Offering.
In connection with the European Offering, the Company (i) has prepared and published an English-language securities prospectus, which has been prepared in accordance with Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (as amended, the “EU Prospectus Regulation”) and approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “Bafin”) as competent authority chosen by the Company pursuant to Articles 31, 2(m)(iii), (o) of the EU Prospectus Regulation (such securities prospectus, the “European Prospectus”), which European Prospectus has been notified pursuant to Article 25 of the EU Prospectus Regulation for the purpose of the public offering of the European Retail Shares in the Covered European Countries, to the Danish financial supervisory authority Finanstilsynet, the Dutch supervisory authority Autoriteit Financiële Markten (AFM), the Irish supervisory authority Central Bank of Ireland, the Finnish supervisory authority Finanssivalvonta (FIN-FSA), the French supervisory authority Autorité des Marchés Financiers (AMF), the Norwegian supervisory authority Finanstilsynet, the Spanish supervisory authority Comisión Nacional del Mercado de Valores (CNMV) and the Swedish supervisory authority Finansinspektionen (FI) as national competent authorities for the Covered European Countries (as applicable) (such competent authorities, the “European NCAs”), (ii) has prepared and published French-language, Spanish-language and Swedish-language translations of the summary for the purposes of the notification of the European Prospectus into the French Republic, the Kingdom of Spain, the Republic of Finland and the Kingdom of Sweden, respectively (such summaries, the “European Prospectus Summaries”), (iii) will prepare a notice regarding the final amount of European Retail Shares offered pursuant to Article 17(2) of the EU Prospectus Regulation and publish such notice in accordance with Article 21(2) of the EU Prospectus Regulation (“European Sizing Notice”) and (iv) will prepare a pricing notice pursuant to Article 17(2) of the EU Prospectus Regulation and publish on the date hereof such notice in accordance with Article 21(2) of the EU Prospectus Regulation (the “European Pricing Notice” and together with the European Prospectus and the European Sizing Notice, the “European Pricing Disclosure Package”), containing the final number of European Retail Shares offered and the final offer price in the European Offering and the Swiss Offering.
Schedule VI-1

In connection with the Swiss Offering, the Company (i) deposited with SIX Exchange Regulation Ltd as prospectus office (“SIX Prospectus Office”) the European Prospectus as a foreign approved prospectus within the meaning of art. 54(3) of the Swiss Financial Services Act (“FinSA”) and (ii) will supplement the initial filing with the SIX Prospectus Office on or about the date hereof, with the European Pricing Disclosure Package. The Company will further deposit or cause to be deposited with the SIX Prospectus Office such other documents and confirmations as the SIX Prospectus Office requires for purposes of depositing the European Prospectus as a foreign approved prospectus within the meaning of art. 54(3) FinSA.
1.Representations and Warranties. Solely with respect to the European Offering and the Swiss Offering, the Company represents and warrants to and agrees with each of the Underwriters that, as of the Applicable Time:
(a)With respect to Sections 1(a)(vii), (ix), (x), (xi), (xv), (xx), (xxi), (xxix), (xxx), (xxxi), (xxxii), (xxxiii), (xxxiv), (xxxvii), (xli) and (xliii) of this Agreement, the Company makes the representations, warranties and agreements set forth therein to each Underwriter, provided that all references therein to the U.S. Registration Statement, the U.S. Prospectus and the U.S. Pricing Disclosure Package shall be deemed references to the European Prospectus, the European Prospectus and the European Pricing Disclosure Package, respectively. The representations given in Sections 1(a)(xxvi), (xxvii) and (xxviii) of this Agreement are sought and given if and to the extent that they are not or would not result in a violation of, or conflict with any provision of EU Regulation (EC) 2271/96 as amended (or any law or regulation implementing such regulation in any member state of the European Union), and with regard to any underwriter incorporated in or organized under the laws of Germany, Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes).
(b)Without limiting the generality of the warranties in Section 1 of this Agreement, the following are the representations and warranties and agreements regarding the European Prospectus and the conduct of the European Offering:
(i)(A)    The European Prospectus has been approved by Bafin and notified to the European NCA of each Covered European Country pursuant to Article 25(1) of the EU Prospectus Regulation and such approval and notifications have not been amended or withdrawn; no stop order or similar action by any Governmental Authority, regulatory or stock exchange authority having jurisdiction over the Company or (components of) the European Offering suspending the effectiveness of the European Prospectus, or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge, threatened by any such authority; (B) the European Prospectus, as of its date, complied and, if amended or supplemented as of the date of such amendment or supplement, as applicable, complied or (as the case may be) will comply with all applicable laws of Germany and each other Covered European Country and all applicable rules and regulations of any competent Governmental Authority or regulatory authority in Germany and any other Covered European Country, including the requirements set out in Article 6 (The prospectus) and Article 7 (The prospectus summary) of the EU Prospectus Regulation and set out in the Commission Delegated Regulation (EU) 2019/980
Schedule VI-2

of 14 March 2019, as amended (“CDR (EU) 2019/980”); (C) the European Prospectus, as of its date, did not contain any untrue statement of, or omit to state, any fact which is material for the assessment of an investment in the European Retail Shares (enthält keine unrichtigen Angaben, welche für die Beurteilung der Wertpapiere wesentlich sind, und ist in Bezug auf solche Angaben nicht unvollständig), all within the meaning of Section 9 of the German Securities Prospectus Act (Wertpapierprospektgesetz – “GSPA”) in conjunction with Article 11 of the EU Prospectus Regulation, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the European Prospectus based upon European Underwriter Information or Selling Stockholder Information. “European Underwriter Information” shall mean the names and contact information of the European Underwriters (as defined below) appearing in the European Prospectus.
(ii)With respect to press releases and all advertisements and other marketing materials of the Company or its representatives (in oral or written form) prepared, used or made in pursuit of the European Offering or the Swiss Offering (for the avoidance of doubt including, but not limited to, any deep dive presentation, analyst presentations, pilot fishing materials, cornerstone investor materials, early look and other investor meetings and road show presentations (collectively, the “European Offering Publications”)) the information in such European Offering Publications is, or will be, accurate in all material respects as of the date of the relevant European Offering Publication and not misleading, is or will be consistent with the information contained in the European Prospectus, there is no material information disclosed in the European Offering Publications which is not disclosed in the European Prospectus, and all expressions of opinion, intention, expectation and forward-looking statements contained therein were when made fairly and honestly held and were based on commercially reasonable assumptions (kaufmännisch vertretbar). All advertisements of the Company relating to the European Offering or the Swiss Offering are and will be clearly recognizable as such, do not and will not contain information that is inaccurate or misleading, state or will state that the European Prospectus will be or has been published and indicate or will indicate where investors are or will be able to obtain it in accordance with applicable law. With respect to any European Offering Publications, the Company has complied and will comply with Article 22 of the EU Prospectus Regulation and the laws and regulations (including the applicable rules and regulations of any European NCA) of each applicable Covered European Country in which such publication is used. With respect to European Offering Publications used in the context of the Swiss Offering, the Company has complied and will comply with Article 68 FinSA.
(iii)The “Summary” section of the European Prospectus and any separately published European Prospectus Summary, in accordance with the EU Prospectus Regulation and, if applicable, the GSPA, is not misleading, inaccurate or inconsistent, when read together with the other parts of the European Prospectus, and it provides, when read together with the other parts of the European Prospectus, key information (as defined in the EU Prospectus Regulation) in order to aid investors when considering whether to invest in the European Retail Shares.
Schedule VI-3

(iv)The statements set forth in the European Pricing Disclosure Package and the European Prospectus under the captions “7. Terms and Conditions of the Securities” and “8.3 Placing and Underwriting” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
(v)The European Prospectus contains (in its most current form) substantially the same information as the U.S. Prospectus, except for certain notices to investors in specific jurisdictions, such as selling restrictions and certain volume and pricing information and certain other information and other statements which address specific disclosure requirements and regulatory practice under the EU Prospectus Regulation (including the European Prospectus Summaries).
(vi)The Company has complied and will comply with all relevant regulations relating to the conduct of the European Offering in the Covered European Countries. The Company has complied and will comply with all relevant regulations relating to the conduct of the Swiss Offering in Switzerland.
(vii)Ernst & Young LLP and Grant Thornton LLP, who have each certified certain financial statements of the Company and its subsidiaries and delivered their report with respect to the financial statements included in the European Prospectus, are each an independent registered public accounting firm with respect to the Company for purposes of the CDR (EU) 2019/980.
(viii)The alternative performance measures (non-GAAP measures), Adjusted Operating Income (Loss), Adjusted Operating Margin, and Adjusted Net Income (Loss), listed in section “5.9 Supplemental Financial Information” of the European Prospectus as used in the European Prospectus and the European Offering Publications are in compliance with the ESMA Guidelines on Alternative Performance Measures published on October 5, 2015 (ESMA 2015/1415) issued by the European Securities and Markets Authority (“ESMA”) and applied in accordance with the “Questions and Answers” published by ESMA on its website tool under topic “Alternative Performance Measures (APM),” are accurate in all material respects and not misleading in any material respect (in each case meaning “material for the assessment of an investment in the shares” as set forth in § 9 of the GSPA) and provide a fair review of the development and performance of the business and the position of the Company and its subsidiaries for the periods covered. The relevant data has been properly compiled and derived, or calculated based on data compiled or derived, from the Company’s historical financial information and/or controlling, accounting or other systems and is true and correct as of the date hereof. Where items have been selected, compiled, calculated or prepared, in whole or in part, in reliance upon management estimates and judgments, such estimates and judgments have been made in good faith on a reasonable basis for the purposes for which they are made and applied in a consistent and coherent manner.
(ix)The key non-financial performance indicators used in the European Prospectus and the European Offering Publications as prepared by the
Schedule VI-4

Company are accurate in all material respects and not misleading in any material respect (in each case meaning “material for the assessment of an investment in the shares” as set forth in § 9 of the GSPA) and fairly represent the actual operating performance of the Company and its subsidiaries for the periods covered.
(x)The selected financial data and summary financial information included in the European Prospectus under the captions “Summary—B.2 – What is the key financial information regarding the Issuer?” (including the respective section of each European Prospectus Summary) and “5. Management’s Discussion and Analysis of Financial Condition and Result of Operations” fairly present, on the basis stated in the European Prospectus and/or, as applicable, the European Prospectus Summaries, the information included therein and have been properly derived from the financial statements included in the European Prospectus.
(xi)The Company’s working capital is sufficient for its present requirements (i.e., for at least twelve months from the date of the European Prospectus), as these terms are interpreted under the EU Prospectus Regulation and CDR (EU) 2019/980, and as interpreted by ESMA. The Company’s working capital statement in the European Prospectus has been prepared in accordance with the guidance provided to companies under Section II.9 (Working Capital Statements) in the “ESMA update of the CESR recommendations” (ESMA/2013/319) issued by ESMA on 20 March 2013, as updated from time to time, and under Section V.8 (Working Capital Statements) of the Guidelines of ESMA on disclosure requirements under the EU Prospectus Regulation, as included in the Final Report “ESMA Guidelines on disclosure requirements under the EU Prospectus Regulation” (ESMA32 382 1138), dated 4 March 2021.
(xii)No relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and any director, officer, shareholder, affiliate, advisor or business associate of any of them, on the other, nor has any of the Company or its subsidiaries entered into any other transaction not at arm’s length, in each case which is material or would otherwise be required to be disclosed in accordance with the EU Prospectus Regulation and which is not so disclosed in the European Prospectus.
(xiii)No issue or transfer taxes (except for income taxes) are payable by or on behalf of the Underwriters to any Covered European Country, or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance by the Company of the European Retail Shares to or for the respective accounts of the Underwriters; and (ii) the sale and delivery inside or outside any Covered European Country by the Underwriters of the European Retail Shares to the initial purchasers thereof; provided that the Underwriters do not opt to subject disposals of the European Retail Shares to value added tax or voluntarily register in France the underlying instruments relating to the transactions.
Schedule VI-5

(xiv)Other than as described in the European Prospectus, no ad valorem stamp duty, stamp tax, stamp duty reserve tax or documentary, certification or other similar tax imposed by any government department or other taxing authority of or in any Covered European Country is payable in connection with (i) the issuance and transfer of the European Retail Shares to or for the respective accounts of the Underwriters, or (ii) the sale and delivery of the European Retail Shares by the Underwriters to those purchasing such shares from such Underwriters; except for any French registration duties that may be payable in respect of a transfer of the European Retail Shares evidenced by an instrument executed in France, or in connection with the voluntary registration in France of an instrument relating to the transactions contemplated hereby; provided that (x), in respect of Finnish transfer tax (varainsiirtovero), the Company is not deemed to be a foreign real estate holding entity within the meaning of Section 18, subsection 2 of the Finnish Transfer Tax Act, meaning an entity more than 50 percent of whose total assets consist, directly or indirectly, of real estate located in Finland and whose activities consist mainly of owning or controlling real estate; and (y) in the case of Irish stamp duty, that the transfer of the European Retail Shares does not relate to Irish immovable property or shares in an Irish registered company.
(xv)Neither the Company, nor any of its subsidiaries, has, directly or through any person acting on its or their behalf, other than the Underwriters and their affiliates, as to all of which no representation or warranty is made, taken or caused to be taken, directly or indirectly, any action in connection with the offering of the European Retail Shares that is designed to or that has constituted or which may reasonably be expected to constitute a violation of any securities laws in countries of the European Economic Area where the European Retail Shares are offered or has taken any action that would constitute a public offering of the European Retail Shares in a jurisdiction of the European Economic Area other than a Covered European Country.
2.Terms of Public Offering
(a)Offerors and Distribution.
(i)The European Offering is made by the Company together with Goldman Sachs Bank Europe SE, Morgan Stanley Europe SE, J.P. Morgan SE, Citigroup Global Markets Europe AG, Deutsche Bank Aktiengesellschaft, BNP PARIBAS and Crédit Agricole Corporate and Investment Bank (collectively, the “European Underwriters”), and the Swiss Offering is made by the Company together with UBS AG.
(ii)The Company hereby confirms that it has authorized the use of the European Pricing Disclosure Package for the purposes of the European Offering and the Swiss Offering.
(iii)It remains understood between the Company and the Underwriters that no European Underwriter other than J.P. Morgan SE, Deutsche Bank Aktiengesellschaft, BNP PARIBAS and Crédit Agricole Corporate and
Schedule VI-6

Investment Bank will actively offer the European Retail Shares to eligible retail investors in the Covered European Countries. It remains further understood between the Company and the Underwriters that no Underwriter other than UBS AG will actively offer European Retail Shares to eligible retail investors in Switzerland.
(iv)Crédit Agricole Corporate and Investment Bank may actively offer the European Retail Shares to, and accept orders from, eligible retail investors in connection with the European Offering in the Covered European Countries through each of the following of its affiliates: Caisse Régionales de Crédit Agricole Mutuel Alpes Provence, Caisse Régionales de Crédit Agricole Mutuel Atlantique Vendee, Caisse Régionales de Crédit Agricole Mutuel Brie Picardie, Caisse Régionales de Crédit Agricole Mutuel Centre Est, Caisse Régionales de Crédit Agricole Mutuel Centre Loire, Caisse Régionales de Crédit Agricole Mutuel Champagne Bourgogne, Caisse Régionales de Crédit Agricole Mutuel Charente Maritime-Deux Sevres, Caisse Régionales de Crédit Agricole Mutuel Charente Perigord, Caisse Régionales de Crédit Agricole Mutuel d 'Alsace Vosges, Caisse Régionales de Crédit Agricole Mutuel d 'Aquitaine, Caisse Régionales de Crédit Agricole Mutuel de Centre France, Caisse Régionales de Crédit Agricole Mutuel de Guadeloupe, Caisse Régionales de Crédit Agricole Mutuel de la Corse, Caisse Régionales de Crédit Agricole Mutuel de la Martinique et de la Guyane, Caisse Régionales de Crédit Agricole Mutuel, Caisse Régionales de Crédit Agricole Mutuel de la Réunion et de Mayotte, Caisse Régionales de Crédit Agricole Mutuel de la Touraine et du Poitou, Caisse Régionales de Crédit Agricole Mutuel de l'Anjou et du Maine, Caisse Régionales de Crédit Agricole Mutuel de Lorraine, Caisse Régionales de Crédit Agricole Mutuel de Normandie, Caisse Régionales de Crédit Agricole Mutuel Normandie Seine, Caisse Régionales de Crédit Agricole Mutuel des Cotes d'Armor, Caisse Régionales de Crédit Agricole Mutuel des Savoie, Caisse Régionales de Crédit Agricole Mutuel d'Ille et Vilaine, Caisse Régionales de Crédit Agricole Mutuel du Centre Ouest, Caisse Régionales de Crédit Agricole Mutuel du Languedoc, Caisse Régionales de Crédit Agricole Mutuel du Morbihan, Caisse Régionales de Crédit Agricole Mutuel du Nord Est, Caisse Régionales de Crédit Agricole Mutuel Finistere, Caisse Régionales de Crédit Agricole Mutuel Franche-Comté, Caisse Régionales de Crédit Agricole Mutuel Loire Haute-Loire, Caisse Régionales de Crédit Agricole Mutuel Nord de France, Caisse Régionales de Crédit Agricole Mutuel Nord Midi Pyrenees, Caisse Régionales de Crédit Agricole Mutuel Paris Ile de France, Caisse Régionales de Crédit Agricole Mutuel Provence-Cote-d'Azur, Caisse Régionales de Crédit Agricole Mutuel Pyrenees-Gascogne, Caisse Régionales de Crédit Agricole Mutuel Sud Mediterranee, Caisse Régionales de Crédit Agricole Mutuel Sud Rhone Alpes, Caisse Régionales de Crédit Agricole Mutuel Toulouse 31 and Caisse Régionales de Crédit Agricole Mutuel Val de France. Crédit Agricole Corporate and Investment Bank shall procure that each such affiliate complies with the obligations of Crédit Agricole Corporate and Investment Bank under this Agreement in connection with the European Offering, applicable laws and regulations and the agreed publication principles as separately provided to Crédit Agricole Corporate and Investment Bank (the agreed publication principles together with such obligations under this Agreement and the applicable laws and regulations, the “Agreed Principles”) and shall be
Schedule VI-7

responsible to the Company for any act or omission of any such affiliate in connection with, or any breach by any such affiliate of, the Agreed Principles as if it were its own act or omission and/or breach (as applicable). The Company shall be entitled to require Crédit Agricole Corporate and Investment Bank to suspend or terminate the offering of the European Retail Shares through any such affiliate where such affiliate is in breach of the Agreed Principles.
(v)The Company hereby confirms that it has authorized the entering by each of Deutsche Bank Aktiengesellschaft and Goldman Sachs Bank Europe SE (each, a “Coordinator”) into the European distribution services agreements (each, a “European DSA”). However, no Coordinator shall enter into any other arrangement for purposes of, among others, facilitating the reception of orders by retail investors in the European Offering or (as the case may be) the Swiss Offering, unless the Company has given its prior written consent to the entering into of such arrangement. The Company and each Coordinator acknowledge the importance of the Agreed Publication Principles (as defined in each European DSA) in mitigating legal and reputational risk. The Company agrees to provide reasonable cooperation to the Coordinator in connection with any enforcement actions the Coordinator may pursue against a financial intermediary under a European DSA, provided that the Coordinator shall bear any reasonable and documented out-of-pocket costs incurred by the Company in providing such cooperation.
(vi)The Company shall be entitled to require the suspension or termination of any European DSA where the relevant financial intermediary is in breach of applicable laws or regulations or the terms of such European DSA.
(b)Pricing. The final offer price of the European Retail Shares sold in the European Offering for the purposes of Article 17(2) of the EU Prospectus Regulation shall be equal to the initial public offering price per share. With respect to the European Offering, the Company shall publish the initial public offering price per share as final offer price and the final amount of securities sold in the offering in the form of the European Pricing Notice in accordance with Article 17(2) of the EU Prospectus Regulation.
(c)Allocation. With reference to Article 27 of Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Directive 2002/92/EC and Directive 2011/61/EU (recast), as amended (“MiFID II”) and the provisions of applicable national laws implementing such article, the Company will instruct the Underwriters to place the European Retail Shares in the European Offering in accordance with the terms and the placement structure set forth in this Agreement and the European Prospectus or will otherwise provide specific instructions from the client according to Article 27(1) sentence 2 MiFID II and the provisions of applicable national laws implementing such article, including Section 82(4) of the German Securities Trading Act (Wertpapierhandelsgesetz). The Company acknowledges and agrees that for the purposes of client categorization under MiFID II it will be treated by the Underwriters as “professional clients”.
Schedule VI-8

(d)Agreements Among Underwriters.
(i)The Underwriters agree among themselves that no Underwriter other than Deutsche Bank Aktiengesellschaft, BNP PARIBAS, Crédit Agricole Corporate and Investment Bank and J.P. Morgan SE shall actively offer the European Retail Shares to eligible retail investors as part of the European Offering, provided that Deutsche Bank Aktiengesellschaft shall coordinate financial intermediaries under European DSAs to which it is party on behalf of the European Underwriters. Furthermore, the Underwriters agree between them that no Underwriter other than UBS AG shall actively offer Shares to eligible retail investors as part of the Swiss Offering, provided that Deutsche Bank Aktiengesellschaft shall coordinate a financial intermediary under a European DSA to which it is party for purposes of the Swiss Offering.
(e)Solely for the purposes of Article 9(8) of Commission Delegated Directive 2017/593 (the “Delegated Directive”) regarding the responsibilities of manufacturers under the product governance requirements contained within: (i) MiFID II; (ii) Articles 9 and 10 of the Delegated Directive; and (iii) local implementing measures (collectively, the “MiFID II Product Governance Requirements”), (A) Deutsche Bank Aktiengesellschaft acknowledges to the other European Underwriters that it understands the responsibilities conferred upon it under the MiFID II Product Governance Requirements relating to: (x) the target market for the European Offering; (y) the eligible distribution channels for dissemination of the Shares, each as set out in the European Prospectus in relation to the European Offering; and (z) the requirement to carry out a product approval process and (B) the European Underwriters and the Company note the application of the MiFID II Product Governance Requirements and acknowledge the target market and distribution channels identified as applying to the Shares by Deutsche Bank Aktiengesellschaft and the related information set out in the European Prospectus in relation to the European Offering. It is understood and agreed that each European Underwriter agrees to ratify and confirm all and any action taken lawfully and in good faith on its behalf by Deutsche Bank Aktiengesellschaft as foreseen in this paragraph and that Deutsche Bank Aktiengesellschaft shall have no responsibility or liability in relation to any action taken or failure to take an action as foreseen under this paragraph so long as it has acted in good faith.
(f)The Underwriters confirm that no stabilization transactions as set forth in the U.S. Pricing Disclosure Package and the U.S. Prospectus under the caption “Underwriting” will be carried out on a “trading venue” (as defined in point (24) of Article 4(1) of MiFID II) in the European Economic Area.
3.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters solely with respect to the European Offering and the Swiss Offering are subject, in
Schedule VI-9

their discretion, to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)Subsequent to the execution and delivery of this Agreement and prior to each Time of Delivery:
(i)no stop order or similar action by any Governmental Authority, regulatory or stock exchange authority having jurisdiction over the Company or the European Offering suspending the effectiveness of the European Prospectus, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any such authority;
(ii)no Amendment Event shall have occurred; and
(iii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the European Pricing Disclosure Package, the effect of which is, in the Representatives’ reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the European Offering or the Swiss Offering or the delivery of the European Retail Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the European Pricing Disclosure Package.
(b)The Underwriters shall have received on each Time of Delivery a certificate, dated the Time of Delivery and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 3(a)(i) through (iii) of this Schedule VI and to the effect that the representations and warranties of the Company contained in this Schedule VI are true and correct as of such Time of Delivery and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Schedule VI on or before such Time of Delivery (which certificate may be combined with the certificates delivered pursuant to Section 8(n) of this Agreement).
(c)The European Underwriters shall have received on the date of the European Prospectus an opinion relating to the European Offering of Hengeler Mueller Partnerschaft von Rechtsanwälten mbB, outside German counsel for the Company, dated the date of the European Prospectus, in form and substance reasonably satisfactory to the Underwriters.
The opinion of Hengeler Mueller Partnerschaft von Rechtsanwälten mbB described above shall be rendered to the European Underwriters at the request of the Company and shall so state therein.
(d)The European Underwriters shall have received on the date of the European Prospectus an opinion relating to the European Offering of Freshfields PartG mbB, German counsel for the Underwriters, dated the date of the European Prospectus, in form and substance reasonably satisfactory to the European Underwriters.
Schedule VI-10

(e)The Underwriters shall have received a copy of the approval of the European Prospectus by Bafin and a copy of the certificate of approval by Bafin in connection with the notifications of the European Prospectus to each European NCA pursuant to Article 25 EU Prospectus Regulation.
4.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)The Company will not distribute or cause to be distributed, and will procure that its affiliates and representatives (which for the avoidance of doubt, shall not include the Underwriters or their affiliates) do not distribute or cause to be distributed, any advertisement, invitation to invest, marketing material or other communication relating to the European Retail Shares in any Covered European Country that does not comply with Article 22 of the EU Prospectus Regulation and the applicable laws and regulations of such Covered European Country, except to the extent such communication constitutes the European Prospectus, any supplement thereto approved by Bafin, or an advertisement or communication that has been approved in writing by the Representatives.
(b)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses of the Company incident to the performance of its obligations under this Agreement, including the costs incident to the preparation, translation and filing of the European Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and/or supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; provided that, except as provided in Sections 7, 9 and 12 of this Agreement and Section 6 of this Schedule VI, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel and consultants, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(c)Regarding the European Prospectus and the conduct of the European Offering, the Company covenants with each Underwriter as follows:
(i)To take all necessary steps, including preparing amendments and supplements (Nachträge), in consultation with the Representatives, to the European Prospectus, in order to comply with the EU Prospectus Regulation and all applicable rules and regulations of any European NCA in any Covered European Country in connection with the European Offering.
(ii)The Company shall prepare the European Pricing Notice and the European Sizing Notice in accordance with Article 17(2) of the EU Prospectus Regulation in the form agreed with the Representatives and publish the European Pricing Notice in accordance with Article 21(2) of the EU Prospectus Regulation.
Schedule VI-11

(iii)If at any time after the publication of the European Prospectus and before the termination of the offering (vor dem Auslaufen der Angebotsfrist) (the “Amendment Period”) an Amendment Event (as defined below) occurs, the Company shall (x) immediately notify the Representatives, on behalf of the Underwriters, thereof, and (y) after consultation with the Representatives and if required by law, forthwith prepare, in a form approved by the Representatives, on behalf of the Underwriters, and file with Bafin corrective amendments of, or supplements to, the European Prospectus and, following its approval, publish in accordance with applicable laws and regulations such corrective amendments of or supplements to the European Prospectus and furnish at its own expense to the Underwriters such corrective amendments of, or supplements to, the European Prospectus as may be necessary. For purposes of the foregoing, “Amendment Event” shall mean any circumstances which, if they were to occur during the Amendment Period, require pursuant to applicable laws or requests of any Governmental Authority, regulatory or stock exchange authority having jurisdiction over the European Offering or any portion thereof an amendment of or a supplement to the European Prospectus in order to ensure that
(A)the European Prospectus, as amended, reflects any significant new factor which could influence the assessment of the European Retail Shares (wichtiger neuer Umstand, der die Beurteilung der Wertpapiere beeinflussen könnte); and
(B)the European Prospectus, as of its date, does not contain any material mistake or material inaccuracy which could influence the assessment of the European Retail Shares (wesentliche Unrichtigkeit oder wesentliche Ungenauigkeit, die die Beurteilung der Wertpapiere beeinflussen könnte), all within the meaning of the EU Prospectus Regulation.
(d)If prior to the expiration of six months after the time of publication of the European Prospectus any event has occurred or becomes known as a result of which the European Prospectus as then amended or supplemented would include an untrue statement of, or omit to state, a fact which is material for the assessment of an investment in the European Retail Shares, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall, after consultation with the Representatives and if required by law, (i) prepare and furnish without charge each Underwriter with as many copies as the Representatives may, from time to time, reasonably request of such supplement to the European Prospectus (and any updates to any European Prospectus Summaries) that will correct such statement or omission or effect such compliance; and/or (ii) publish a corrective notice. No such supplement or corrective notice referred to in this paragraph (d) will be made without the consent of the Representatives, except as otherwise required by law. Notwithstanding the foregoing, before supplementing the European Prospectus, the Company will furnish to each of the Underwriters a copy of each such proposed supplement (and any proposed updates to each European Prospectus Summary) and, except as required by law, will not file any such proposed supplement
Schedule VI-12

(and any updates to each European Prospectus Summary) without approval of the Representatives (such approval not to be unreasonably withheld).
(e)The Company shall comply with all applicable legal requirements and all applicable rules and regulations of any competent Governmental Authority, regulatory or stock exchange authority in connection with the European Offering and shall, until the end of the Amendment Period, promptly take all necessary steps, including preparing all supplements to the European Prospectus (and all updates to each European Prospectus Summary) or any public announcements. The representations and warranties pursuant to Section 1 of this Schedule VI relating to the European Prospectus shall also be applicable to the European Prospectus in its amended or supplemented form.
(f)To prepare and publish, after consultation with the Representatives and in accordance with applicable laws and regulations any appropriate supplement to the European Prospectus and to furnish each Representative free of charge with as many copies as the Representatives may from time to time reasonably request of such a supplemented European Prospectus, any supplement thereto and any updated European Prospectus Summary.
(g)To advise the Representatives, promptly after it receives notice thereof, of the time when any supplement to the European Prospectus has been filed and has been approved, and to furnish the Underwriters with copies thereof and any filed updates to the European Prospectus Summaries.
(h)To advise the Representatives promptly of the issuance by any Governmental Authority, regulatory or stock exchange authority of any order preventing or suspending the use of the European Prospectus, any supplements thereto or any European Prospectus Summary or the initiation or threat of any proceeding for that purpose.
(i)To advise the Representatives promptly of the receipt by the Company of any notice with respect to any suspension of the qualification of the European Retail Shares for offer and sale in any jurisdiction of the European Economic Area or the initiation or threat of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order preventing or suspending the use of the European Prospectus or any European Prospectus Summary or suspending any such qualification of the European Retail Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(j)To bear or pay (or, in respect of any duty or tax for which the Underwriters are initially liable, will promptly reimburse to the Underwriters), in respect of the European Retail Shares:
(i)any duties or taxes in a Covered European Country in connection with the issue, sale, distribution and delivery of the European Retail Shares and the execution, delivery and performance of this Agreement; and
(ii)any VAT (as defined below) and other tax and any withholding tax payable in a Covered European Country in connection with the commissions,
Schedule VI-13

costs, expenses and other amounts payable or allowable by the Underwriters in connection with the transactions contemplated by this Agreement, excluding, for the avoidance of doubt, in both clauses (i) and (ii) any income or capital gains taxes on income earned by the Underwriters in connection with the transactions contemplated by this Agreement.
(k)For a period of six months after such Time of Delivery, promptly after receipt thereof, the Company will notify the Representatives of any communication received by it from Bafin, any other European NCA, any stock exchange or other regulatory authority relating to the European Offering or relating to the form, content or use of the European Prospectus, and, to the extent permitted by applicable law, the Company will promptly provide the Representatives with copies of any such communication that is in writing and a written summary of any such oral communication.
(l)Between the date hereof and six months after such Time of Delivery, prior to issuing any public announcement in any Covered European Country or elsewhere that may reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on, or could otherwise be reasonably expected to adversely impair, the European Offering or relating to the form, content or use of the European Prospectus, to the extent permitted and except as otherwise required by applicable law, the Company will, and will use reasonable efforts to cause all parties acting on its behalf (other than the Underwriters as to which no undertaking is made) to, notify and consult in good faith with the Representatives regarding such announcement. Before making or publishing any such announcement, until six months after such Time of Delivery, the Company, to the extent permitted by applicable law, shall consult with, and shall use reasonable efforts to obtain consent from, the Representatives before distribution of any such proposed announcement.
(m)For a period of six months from the First Time of Delivery, the Company will notify the Representatives, on behalf of the Underwriters, in case of any change of its board of directors.
5.Covenants of the Underwriters. Each Underwriter, severally and not jointly, warrants and covenants (as applicable) with the Company that, in relation to each member state of the European Economic Area (each, a “Relevant State”) neither it nor any of its affiliates has made or will make an offer to the public of any Shares, other than the offers to the public of the European Retail Shares contemplated in the European Prospectus in any Covered European Countries, except that offers of the Shares have been or may be made to the public in that Relevant State at any time under the following exemptions under the EU Prospectus Regulation:
(a)to any qualified investor as defined under Article 2 of the EU Prospectus Regulation,
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the EU Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer, or
Schedule VI-14

(c)in any other circumstances falling within the scope of application of Article 1(4) of the EU Prospectus Regulation;
provided that no such offer of Shares shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation. For the purposes of this Section 5 of this Schedule VI, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares.
6.Indemnity and Contribution.
(a)The Company will indemnify and hold harmless:
(i)each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any breach or alleged breach by the Company of its representations, warranties, obligations or covenants contained in this Schedule VI, (B) any untrue statement or alleged untrue statement of a material fact contained in the European Prospectus or any amendment or supplement thereto, the European Pricing Disclosure Package or any amendment or supplement thereto or any European Offering Publications (collectively, the “European Offer Documents”), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii)each Coordinator and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Coordinator or Selling Stockholder may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any breach by any financial intermediary, other intermediary or agent which, in relation to a Coordinator, is not an affiliate of that respective Coordinator (an “Unaffiliated Intermediary”; it being understood that no person shall be deemed an affiliate of a Coordinator solely by reason of being party to a European DSA or any other contractual arrangement with that Coordinator in connection with the European Offering or the Swiss Offering) which is party to a European DSA of any of the terms of the respective European DSA (including any representation or warranty contained therein), and/or (B) any acts, omissions, defaults or breaches of any Unaffiliated Intermediary which is party to a European DSA to support the distribution of the European Retail Shares in the European Offering or the Swiss Offering pursuant to a European DSA, or any other Unaffiliated Intermediary participating in the European Offering in any Covered European Country or the Swiss Offering (including, without limitation, any failure by such financial intermediary, intermediary or agent to comply with applicable laws and regulations of any Covered European Country in connection
Schedule VI-15

with the European Offering or in Switzerland in connection with the Swiss Offering, or any communications with or offers to retail or other investors), and, in each case, will reimburse each Underwriter, Coordinator or Selling Stockholder (as applicable) for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by such Underwriter, Coordinator or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that, except with respect to the Company’s indemnification of the Selling Stockholders, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the European Offer Documents in reliance upon and in conformity with any European Underwriter Information.
The Company expressly acknowledges that the foregoing indemnity shall not be affected by the fact that the Underwriters have assisted or will assist in the drafting of the European Prospectus, European Offering Publications or any other offering documents, or have consented to the issue and distribution thereof.
(b)Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the European Offer Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the European Offer Documents in reliance upon and in conformity with the Underwriter Information or the European Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)The obligations of the Company under this Section 6 of this Schedule VI shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 6 of this Schedule VI shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the U.S. Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.
(d)Sections 9(d) and (e) of this Agreement shall apply to this Section 6 of this Schedule VI mutatis mutandis; provided that any reference therein to Section 9(a) of
Schedule VI-16

this Agreement shall be deemed a reference to Section 6(a) of this Schedule VI and any references to Section 9(c) of this Agreement therein shall be deemed references to Section 6(b) of this Schedule VI and provided that this Section 6(d) of this Schedule VI shall not apply in circumstances where the indemnification provided for in Section 6(a) of this Schedule VI is unavailable or insufficient due to the exceptions or exclusions in this Section 6 of this Schedule VI; and provided further that, for purposes of this Section 6 of this Schedule VI, any references in Section 9(e) of this Agreement to the Selling Stockholders shall be disregarded, and no Selling Stockholder shall have any indemnification or contribution obligation under this Section 6 of this Schedule VI.
(e)For the avoidance of doubt, any losses, claims, damages or liabilities that are subject to indemnification pursuant to this Section 6 of this Schedule VI (or would be so subject save for the exceptions or exclusions in this Section 6 of this Schedule VI) shall not be the subject of indemnification pursuant to Section 9 of this Agreement; provided, however, that where any loss, claim, damage or liability gives rise to indemnification obligations independently under both this Section 6 of this Schedule VI and Section 9 of this Agreement, the applicable indemnified party may seek indemnification under either or both such sections, but shall not be entitled to recover the same loss, claim, damage or liability more than once.
7.Limitation of Liability. Notwithstanding any other provision of this Agreement, no Underwriter shall be liable to the Company or any other person for any losses, claims, damages, liabilities, costs or expenses arising from or in connection with:
(a)any acts, omissions, defaults or breaches of any Unaffiliated Intermediary party to a European DSA to support the distribution of the European Retail Shares in the European Offering or the Swiss Offering pursuant to a European DSA;
(b)the conduct of the European Offering or the Swiss Offering by any such Unaffiliated Intermediary, including any offers to or communications with retail or other investors;
(c)any documents or communications prepared, approved or distributed by or on behalf of any Unaffiliated Intermediary in connection with the European Offering or the Swiss Offering;
(d)any claims by retail or other investors in connection with the European Offering or the Swiss Offering arising from the acts or omissions of any Unaffiliated Intermediary;
(e)any failure by any Unaffiliated Intermediary to comply with applicable laws and regulations of any Covered European Country (including the EU Prospectus Regulation and applicable national implementing legislation) or Switzerland; or
(f)any termination or non-completion of any European DSA;
except, in each case, insofar as such losses, claims, damages, liabilities, costs or expenses only, to the extent that any such claim, damage or liability (or action in respect thereof) arose from or in connection with the fraud, bad faith or gross negligence of that Underwriter.
Schedule VI-17

8.Termination. The Underwriters may terminate this Agreement solely with respect to the European Offering and/or the Swiss Offering by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the applicable Time of Delivery, there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Frankfurt Stock Exchange or, solely with respect to the Swiss Offering, the SIX Swiss Exchange; (ii) a general moratorium on commercial banking activities declared by the authorities of Germany or of any other Covered European Country or, solely with respect to the Swiss Offering, Switzerland, or a material disruption in commercial banking or securities settlement or clearance services in Germany or any other Covered European Country or in any clearing system through which the European Retail Shares are to be settled or, solely with respect to the Swiss Offering, Switzerland; or (iii) the occurrence of any calamity or crisis or any change in financial, political or economic conditions in any Covered European Country or, solely with respect to the Swiss Offering, Switzerland, if the effect of any such event specified in clause (iii) in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the European Offering or the Swiss Offering, as applicable, or the delivery of the European Retail Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the European Prospectus and the European Pricing Disclosure Package. For the avoidance of doubt, any termination of this Agreement with respect to the European Offering and/or the Swiss Offering shall have no impact on the offering of the Shares otherwise or the Underwriters’ obligations under this Agreement, provided that, upon any such termination, the European Retail Shares that were to be offered in the European Offering and/or the Swiss Offering, as applicable, may be reallocated by the Representatives in their absolute discretion (including outside of the European Offering and/or the Swiss Offering), in accordance with the terms of this Agreement.
9.VAT. All commissions, reimbursement of costs and expenses and other sums payable under this Agreement to any European Underwriter are subject to the addition of any applicable value added tax or any similar taxes (“VAT”) even if such VAT may not be recoverable by the Company in the event that the European Underwriter is VAT-exempted for the services under this Agreement and may not invoice its own VAT on its services and, accordingly, on costs and expenses. Any VAT that is payable by the Company shall be shown separately on the invoice provided to the Company.
Schedule VI-18

SCHEDULE VII

SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE AUSTRALIAN OFFERING
The offering contemplated by this Agreement includes an offering of Primary Firm Shares by the Company to persons (excluding institutional investors), in Australia without listing of the Shares in Australia (the “Australian Offering”). The terms of this Schedule VII shall apply solely to the Australian Offering.
In connection with the Australian Offering, on [●], 2026 (Sydney time) the Company lodged a prospectus (the “Australian Original Prospectus”) with the Australian Securities and Investments Commission (“ASIC”) in accordance with Part 6D.2 of the Corporations Act 2001 (Cth) (“Australian Corporations Act”). The Company will, following the execution and delivery of this Agreement, lodge a supplementary prospectus with ASIC in accordance with section 719 of the Australian Corporations Act, which will contain, among other things, the initial public offering price of US$[●] per Share (as set out in this Agreement) (“Australian Supplementary Prospectus”). The Australian Original Prospectus and the Australian Supplementary Prospectus are hereinafter collectively referred to as the “Australian Prospectus.” The Primary Firm Shares offered and sold under the Australian Prospectus pursuant to the Australian Offering are hereinafter referred to as the “Australian Offering Shares” and each person who has validly subscribed for, and been allocated, Australian Offering Shares are hereinafter referred to as an “Australian Offering Investor.” The Australian Prospectus comprises the U.S. Registration Statement and a wrapper, to which the U.S. Registration Statement has been appended (the “Australian Wrap”). For the avoidance of doubt, the Australian Offering does not prohibit a person in Australia who is a sophisticated investor within the meaning of section 708(8) of the Australian Corporations Act, an experienced investor meeting the criteria in section 708(10) of the Australian Corporations Act, or a professional investor within the meaning of section 708(11) of the Australian Corporations Act, from participating in this or in any other aspect of the offering contemplated by this Agreement and the Company shall have become capable of accepting applications for Australian Offering Shares in accordance with section 727(3) of the Australian Corporations Act or as permitted by ASIC’s no action position (as described in Section 3(a)(ii) of this Schedule VII).
For the purposes of this Schedule VII, the term Underwriter also refers to Macquarie Capital (Australia) Limited (the “Australian Coordinator”). Where the Company is obliged to send any statements, requests, notices or agreements to the Underwriters in respect of the Australian Offering, the Company will also send the statements, requests, notices or agreements in writing to the Australian Coordinator at the following address: [***] and and 1 Elizabeth Street, Sydney NSW 2000, Australia. The Representatives must not waive the conditions in Section 3 of this Schedule VII without first obtaining the consent of the Australian Coordinator. The parties acknowledge and agree that the Australian Coordinator has no underwriting role on the offering or on the Australian Offering and is not a party to this Agreement.
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1.Representations and Warranties. Solely with respect to the Australian Offering, the Company represents and warrants to and agrees with each of the Underwriters that:
(a)The Australian Offering and the content and dissemination of the Australian Prospectus comply with the Australian Corporations Act and all other applicable laws and regulations, including instruments issued by ASIC, in all material respects. The Company has not engaged in, and will not engage in, conduct that is misleading or deceptive or which is likely to mislead or deceive in connection with the Australian Offering. There have not been any, and there will be as of the First Time of Delivery no, omissions from the Australian Prospectus of relevant information, including without limitation, material required by the Australian Corporations Act or other applicable laws. The Australian Prospectus does not, and as of the First Time of Delivery will not, contain any statements which are misleading or deceptive, or likely to mislead or deceive (whether by inclusion or omission). The distribution of the Australian Prospectus has not, and as of the First Time of Delivery will not, in and of itself, constitute conduct by any person which is misleading or deceptive. Any statement of opinion, belief, expectation, intention or policy contained in the Australian Prospectus, whether it relates to a future matter (including forward looking statements) or otherwise, (i) is, and at the time made was, truly and honestly held by the maker of the statement, after making due and careful enquiry in good faith and the maker of the statement therefore has reasonable grounds for holding the opinion or the belief or (ii) was made using assumptions believed by the management and directors of the Company to be reasonable. The representations and warranties set forth in this paragraph do not apply to statements or omissions in the Australian Prospectus based upon Australian Underwriter Information (as defined below).
(b)An offer of the Australian Offering Shares for sale within the 12-month period commencing at the First Time of Delivery may be made without a disclosure document in Australia.
(c)Each person required under section 716 of the Australian Corporations Act (as modified by ASIC Corporations (Consents to Statements) Instrument 2026/89 and ASIC Instrument 26-0905) to consent to the inclusion of its name in the Australian Disclosure Documents (as defined below), has provided and not withdrawn that consent.
(d)The due diligence investigations in relation to the Australian Prospectus and the Australian Offering including the verification performed in respect of the Australian Prospectus (“Australian Due Diligence Investigations”) have been appropriately conducted and material statements (as identified to the Underwriters’ Australian counsel) contained in the Australian Prospectus have been verified by appropriately qualified persons.
(e)The Company has conducted, and will continue to conduct the Australian Due Diligence Investigations, until the First Time of Delivery, including making all reasonable enquiries to ensure that there are no omissions from the Australian Prospectus of a matter required by the Australian Corporations Act or any other applicable laws to be included in the Australian Prospectus and that the statements included in the Australian Prospectus are not misleading or deceptive, and do not
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become misleading or deceptive and do not constitute conduct by any person which is misleading or deceptive.
2.Payment and Delivery. Notwithstanding any other provision of this Agreement and any settlement arrangements in respect of the Australian Offering agreed between the Company and the Underwriters, the Australian Offering Shares will, for the purposes of the Australian Corporations Act, be offered and sold by the Company directly to the Australian Offering Investors, and no part of the Australian Offering will constitute an offer or resale by the Underwriters or a sale by any Selling Stockholders of the Australian Offering Shares to the Australian Offering Investors.
3.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters solely with respect to the Australian Offering are subject, in their discretion, to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)Prior to the execution and delivery of this Agreement:
(i)the Company shall have lodged the Australian Original Prospectus with ASIC in a form and substance agreed with the Representatives (with the Company then providing an electronic copy promptly to the Underwriters); and
(ii)ASIC shall have confirmed that it will apply to the Company, the Underwriters, the Australian Coordinator and brokers involved in the Australian Offering, the no-action position as described in the correspondence dated October 14, 2026 from ASIC to Gilbert + Tobin, Australian counsel for the Company, with the effect that ASIC does not intend to take action against the Company, the Underwriters, the Australian Coordinator or any brokers involved in the Australian Offering in connection with applications for Australian Offering Shares being accepted during the period referred to in section 727(3) of the Australian Corporations Act.
(b)Subsequent to the execution and delivery of this Agreement and prior to the First Time of Delivery:
(i)the Company shall have lodged the Australian Supplementary Prospectus with ASIC in a form and substance agreed with the Representatives (with the Company then providing an electronic copy promptly to the Underwriters); and
(ii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Australian Original Prospectus, the effect of which is, in the Representatives’ reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the Australian Offering or the delivery of the Australian Offering Shares being delivered at the First Time of Delivery on the terms and in the manner contemplated in the Australian Original Prospectus.
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(c)The Underwriters shall have received at the First Time of Delivery a certificate, dated on the day of the First Time of Delivery and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 3(b)(i) and (ii) above that those conditions have been met and to the effect that the representations and warranties of the Company contained in this Schedule VII are true and correct as of the First Time of Delivery and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Schedule VII on or before the First Time of Delivery (which certificate may be combined with the certificates delivered pursuant to Section 8(n) of this Agreement).
(d)The Underwriters shall have received at the First Time of Delivery an opinion from Gilbert + Tobin, Australian counsel for the Company, and an opinion from Mallesons, Australian counsel for the Underwriters, on the content of the Australian Prospectus, each in a form and substance reasonably acceptable to the Representatives.
(e)The following shall not have occurred prior to the First Time of Delivery:
(i)a material statement contained in an Australian Disclosure Document (as defined below) is or becomes misleading or deceptive, or a matter required to be included is omitted from an Australian Disclosure Document (including, without limitation, having regard to the provisions of Part 6D.2 of the Australian Corporations Act);
(ii)any of the events in clauses (i) to (vi) of Section 4(f) of this Schedule VII unless such event is not made public and is withdrawn within the earlier of (A) 2 business days and (B) the business day prior to the First Time of Delivery; and
(iii)an Australian Disclosure Document being withdrawn.
4.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses of the Company incidental to the performance of its obligations under this Agreement or in connection with the Australian Offering, including the costs incidental to the preparation, printing, translation, mailing, delivering and filing under the Australian Corporations Act of the Australian Prospectus (and any amendments or supplements to the Australian Prospectus) and any press releases, advertisements or other marketing materials prepared, used or made in connection with the Australian Offering; provided that, except as provided in Sections 7, 9 and 12 of this Agreement and Section 6 of this Schedule VII, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel and consultants, stock transfer taxes payable on resale of any of the Primary Firm Shares by them and any advertising expenses connected with any offers they may make.
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(b)If, before the First Time of Delivery, the Company is notified or otherwise becomes aware that there is (i) a statement in the Australian Prospectus that is, or has become, misleading or deceptive, (ii) an omission from the Australian Prospectus of information required by the Australian Corporations Act to be included or (iii) a new circumstance that (A) has arisen since the Australian Prospectus was lodged with ASIC and (B) would have been required by the Australian Corporations Act to be included in the Australian Prospectus if it had arisen before it was lodged with ASIC, it must immediately notify the Underwriters of that statement, omission or circumstance, and the Company must, as soon as practicable, lodge a supplementary prospectus or replacement prospectus with ASIC, in form and substance approved by the Representatives, in respect of that statement, omission or circumstance, and otherwise comply with the Australian Corporations Act. Following lodgment of any supplementary prospectus or replacement prospectus, the Company must promptly take all actions in respect of the supplementary prospectus or replacement prospectus (as applicable) as may be reasonably required by the Representatives (including providing copies of the supplementary prospectus or replacement prospectus (as applicable) to all recipients of the Australian Prospectus). The Australian Prospectus and any supplementary prospectus or replacement prospectus to the Australian Prospectus are hereinafter collectively referred to as the “Australian Disclosure Documents” and, together with any press releases, advertisements or other marketing materials of the Company prepared, used or made in connection with the Australian Offering, the “Australian Offer Documents.”
(c)The Company must, until the First Time of Delivery (i) make all inquiries that are reasonable in the circumstances, (ii) take all reasonable steps and (iii) exercise due diligence, to ensure that there are no omissions from the Australian Disclosure Documents of information required by the Australian Corporations Act and applicable laws to be included, that no statement in the Australian Disclosure Documents is, or becomes, misleading or deceptive and that the Underwriters are made aware of any of the circumstances referred to in Section 4(b) of this Schedule VII as soon as practicable after any such circumstance arises.
(d)Subject to Section 4(e) of this Schedule VII including the purpose requirements set out therein, the Company must provide each Underwriter and its authorized representatives and advisers with full and free access to, and on request copies of, any materials or documents used or created in connection with the Australian Due Diligence Investigations, Australian Offering or the Australian Disclosure Documents and must maintain those materials and documents for that purpose until the date which is the later of (i) the seventh anniversary of the First Time of Delivery and (ii) the date on which any regulatory or administrative inquiry or review, legal proceeding or claim arising in connection with the Australian Offering or the Australian Disclosure Documents of which the Company or an Underwriter becomes aware on or before the date that is the seventh anniversary of the First Time of Delivery is finally concluded.
(e)If the provision of any information contemplated by Section 4(d) of this Schedule VII would, in the reasonable opinion of legal counsel to the Company, lead to the loss of any legal professional privilege (i) the Company must use all reasonable endeavors to identify and then employ a method for providing maximum access, information, assistance or facilities to the Underwriters without the loss of legal
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professional privilege, (ii) if the Company considers that any access, information, assistance or facilities cannot be provided under this Section 4(e) of this Schedule VII without the risk of losing legal professional privilege, it must obtain an opinion from external legal counsel satisfactory to the Underwriters which confirms that the access, information, assistance or facilities could not be made without the risk of loss of legal professional privilege, (iii) the Company may withhold any access, information, assistance or facilities in order to prevent the loss of any legal professional privilege, provided the Company complies with clauses (i) and (ii) above and (iv) the Underwriters must comply with any reasonable steps identified or required by the Company under clause (i) above to preserve any legal professional privilege.
(f)The Company will, until the First Time of Delivery, promptly give notice to the Underwriters of any of the following after becoming aware of it: (i) ASIC issuing an order (including an interim order) under section 739 of the Australian Corporations Act in relation to the Australian Offering; (ii) ASIC holding a hearing under section 739(2) of the Australian Corporations Act in relation to the Australian Offering or the Australian Disclosure Documents; (iii) an application being made by ASIC for an order under Part 9.5 of the Australian Corporations Act in relation to the Australian Offering or the Australian Disclosure Documents; (iv) ASIC commencing any investigation or hearing under Part 3 of the Australian Securities and Investments Commission Act 2001 (Cth) in relation to the Australian Offering or the Australian Disclosure Documents; (v) any person who has previously consented to the inclusion of its name in an Australian Disclosure Document withdraws that consent; or (vi) any person giving a notice under section 730 in relation to an Australian Disclosure Document.
5.Joint Activities. Notwithstanding any other provision of this Agreement: (a) the Company considers that the nature and scope of services sought under this Agreement requires [total number of] Underwriters; (b) the Company acknowledges that the Underwriters are not in competition with each other in supplying services to the Company under this Agreement; (c) the Underwriters and the Company acknowledge amongst themselves that the Underwriters intend to carry on jointly the activity of supplying services to the Company for the implementation and execution of the offering described in this Agreement, that those services may include the engagement of brokers in Australia by the Underwriters in connection with the Australian Offering and that the provisions of this Section 5 of this Schedule VII apply equally to them; and (d) the Underwriters will act jointly when performing their several obligations under this Agreement, and pursuant to any arrangements or understandings that are ancillary to this Agreement, and the Underwriters and the Company acknowledge that doing so is for the purposes of, and reasonably necessary for, undertaking the activity of supplying services to the Company.
6.Indemnity and Contribution.
(a)The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach or alleged breach by the Company of its representations, warranties, obligations or covenants contained in this Schedule VII, (ii) any statement in an Australian Offer Document being (or being alleged to be) misleading
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or deceptive or likely to mislead or deceive, or otherwise breaching or being alleged to breach any applicable law or regulations[,][ or] (iii) any omission or alleged omission from an Australian Offer Document of information required by the Australian Corporations Act to be included [or (iv) the carrying out by an Underwriter of any of its obligations or services under or in connection with this Agreement and the Australian Offering in compliance with the terms of this Agreement and applicable law and regulations], and in each case will reimburse each Underwriter or Selling Stockholder for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that, except with respect to the Company’s indemnification of the Selling Stockholders, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such statement or omission or alleged statement or omission made in an Australian Offer Document in reliance upon and in conformity with any Underwriter Information or Australian Underwriter Information provided by that Underwriter, and except in the case of clause (iv), insofar as such losses, claims, damages or liabilities are finally judicially determined to arise out of or to be based upon the gross negligence, willful default or bad faith, in each case by that Underwriter or any of its connected persons who are indemnified pursuant to this Section 6 of this Schedule VII.
(b)Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in an Australian Offer Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in an Australian Offer Document in reliance upon and in conformity with the Underwriter Information or the Australian Underwriter Information provided by that Underwriter; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Schedule VII with respect to an Underwriter and an applicable document, “Australian Underwriter Information” shall mean the written information furnished to the Company by such Underwriter expressly for use in the Australian Disclosure Documents, it being understood and agreed that the only such information furnished by any such Underwriter consists of: the name and address of such Underwriter and any disclosures made by that Underwriter about their interests for purposes of section 711 of the Australian Corporations Act in the Australian Disclosure Documents.
(c)Sections 9(d) to (e) of this Agreement shall apply to this Section 6 of this Schedule VII of this Agreement mutatis mutandis; provided that any reference therein to Section 9(a) of this Agreement shall be deemed a reference to Section 6(a) of this Schedule VII, any reference therein to Section 9(c) of this Agreement shall be deemed a reference to Section 6(b) of this Schedule VII and any reference therein to Section 9(b) of this Agreement shall be disregarded; provided further that Section 9(e) of this
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Agreement, as so applied, shall not apply in circumstances where the indemnification provided for in Sections 6(a) of this Schedule VII is unavailable or insufficient due to the exceptions or exclusions in this Section 6 of this Schedule VII; and provided further that, for purposes of this Section 6 of this Schedule VII, any references in Section 9(e) of this Agreement to the Selling Stockholders shall be disregarded, and no Selling Stockholder shall have any indemnification or contribution obligation under this Section 6 of this Schedule VII.
(d)The obligations of the Company under this Section 6 of this Schedule VII shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer or other affiliate or related body corporate (within the meaning of section 50 of the Australian Corporations Act) of any Underwriter, and each of their respective employees, officers and directors; and the obligations of the Underwriters under this Section 6 of this Schedule VII shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the U.S. Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.
(e)With respect to any indemnified party under this Section 6 of this Schedule VII who is not a party to this Agreement, the Underwriters (other than the Australian Coordinator) shall obtain and hold the rights and benefits of this Section 6 of this Schedule VII on trust for and on behalf of such indemnified party.
(f)For the avoidance of doubt, any losses, claims, damages or liabilities that are subject to indemnification pursuant to this Section 6 of this Schedule VII (or would be so subject save for the exceptions or exclusions in this Section 6 of this Schedule VII), shall not be the subject of indemnification pursuant to Section 9 of this Agreement, provided however, that where any loss, claim, damage, or liability gives rise to indemnification obligations independently under both this Section 6 of this Schedule VII and Section 9 of this Agreement, the applicable indemnified party may seek indemnification under either or both such sections, but shall not be entitled to recover the same loss, claim, damage, or liability more than once.
(g)[The indemnity and contribution provisions contained in this Section 6 of this Schedule VII and the representations, warranties and other statements of the Company contained in this Agreement and this Schedule VII shall remain operative and in full force and effect regardless of (i) any termination of this Agreement (including any termination solely with respect to the Australian Offering), (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, or any affiliate or related body corporate of any Underwriter or any of each of their respective employees, officers or directors or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.]
7.Termination. The Underwriters (other than the Australian Coordinator) may terminate this Agreement solely with respect to the Australian Offering by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior
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to or on the applicable Time of Delivery, there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Australian Securities Exchange; (ii) a general moratorium on commercial banking activities declared by Australian federal or state authorities or a material disruption in commercial banking or securities settlement or clearance services in Australia; (iii) the outbreak of hostilities not existing at the date of this Agreement or a major escalation of existing hostilities, in each case involving Australia, or a declaration by Australia of a national state of emergency; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in Australia, if the effect of any such event specified in clause (iii) or (iv) in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the Australian Offering or the delivery of the Australian Offering Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Australian Disclosure Documents. For the avoidance of doubt, any termination of this Agreement with respect to the Australian Offering shall have no impact on the offering of the Shares otherwise or the Underwriters’ obligations under this Agreement, provided that, upon any such termination, the Primary Firm Shares that were to be offered in the Australian Offering may be reallocated by the Representatives in their absolute discretion (including outside of the Australian Offering), in accordance with the terms of this Agreement.
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SCHEDULE VIII

SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE UK OFFERING
1.The terms of this Schedule VIII shall apply solely to the Primary Shares (including as represented by depository interests issued by CREST Depository Limited (“CDIs” and the “Depository”)) made available in the UK Offering (the “UK Shares”). For the avoidance of doubt, for the purposes of this Schedule VIII, a reference to Primary Shares is a reference to the underlying Primary Shares only (and not the CDIs representing those underlying Primary Shares), whereas a reference to the UK Shares includes the CDIs. The parties agree that the Primary Shares made available in the UK Offering are Firm Shares to which the payment and delivery mechanics in Sections 2 and 4 of this Agreement shall apply.
2.The Company shall, subject to compliance by each Underwriter with its undertakings in Section 11 of this Schedule VIII, procure that the UK Offering will be conducted in reliance on one or more exemptions from the prohibition of offers to the public under regulation 12(1)(a) of, and Part 1 of Schedule 1 to, the POATRs, including via a public offer platform operated by Retail Book Limited, a firm authorized by the Financial Conduct Authority (the “FCA”) for such purpose (the “POP Operator”) whereby the POP Operator will make the UK Shares available to retail investors in the United Kingdom in reliance on the exemption under paragraph 13 of Part 1 of Schedule 1 to the POATRs and pursuant to the engagement letter entered into between the Company and the POP Operator dated [●], 2026 (the “POP Agreement”). Notwithstanding anything to the contrary in this Agreement, the Company agrees that the Underwriters will not make any offer of UK Shares to the public in the United Kingdom themselves as part of the UK Offering for the purposes of the POATRs, unless such offer is of a kind specified in Part 1 of Schedule 1 to the POATRs (other than paragraph 6 of Part 1 of Schedule 1 to the POATRs) or the offer is of a kind that consists entirely of a combination of two or more of the kinds of offer specified in Part 1 of Schedule 1 to the POATRs (other than paragraph 6 of Part 1 of Schedule 1 to the POATRs).
3.In connection with the UK Offering, the POP Operator: (a) will produce and publish a disclosure summary document on the basis of the U.S. Preliminary Prospectus and certain other information provided by the Company pursuant to the POP Operator’s due diligence obligations under Chapter 23 of the Conduct of Business Sourcebook forming part of the FCA’s Handbook of Rules and Guidance, as amended from time to time (“COBS 23,” the “FCA Handbook” and the “UK Disclosure Summary”); (b) may publish a retail flyer for retail investors in connection with the UK Offering (the “UK Retail Flyer”); (c) will make available a copy of the U.S. Preliminary Prospectus via the POP Operator’s platform together with an appropriate wrapper (the “Wrapped U.S. Preliminary Prospectus”); (d) will make available a copy of a video prepared in connection with the UK Offering, together with appropriate disclaimers (the “UK Video”); and (e) will produce and publish announcements in connection with the launch (the “UK Retail Offer Launch Announcement”) and results (including pricing information) (the “UK Retail Offer Results Announcement”) of the UK Offering (the UK Disclosure Summary, any UK Retail Flyer, the Wrapped U.S. Preliminary Prospectus, the UK Video, the UK Retail Offer Launch Announcement and the UK Retail Offer Results Announcement together being the “UK Offer Documents”).
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4.For the purposes of this Agreement, “UK Securities Laws” means the Financial Services and Markets Act 2000 (as amended, the “FSMA”), the POATRs, the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, the FCA Handbook (including, without limitation, the Conduct of Business Sourcebook (including COBS 23) and the Product Intervention and Product Governance Sourcebook), The Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) (as amended) (the “CREST Regulations”), the “rules” within the meaning of the CREST Regulations made by Euroclear UK & International Limited (“Euroclear”) from time to time and all other applicable laws, rules and regulations of the United Kingdom and the FCA relating to the offer, sale, distribution or marketing of securities or financial promotions.
5.Representations and Warranties. Solely with respect to the UK Offering, the Company represents and warrants to and agrees with each of the Underwriters that:
(a)neither the Company, nor, to the Company’s knowledge, any person (including the POP Operator) acting on behalf of the Company (other than the Underwriters), has taken or is expected to take, directly or indirectly, any action designed to cause or to result in, or that has constituted, a breach of section 21 of the FSMA;
(b)the Company has complied with all applicable provisions of UK Securities Laws in relation to the UK Shares and the UK Offering,, and, to the Company’s knowledge, any person (including the POP Operator) acting on behalf of the Company (other than the Underwriters) has complied in all material respects with all applicable provisions of UK Securities Laws in relation to the UK Shares and the UK Offering;
(c)the UK Shares are not and will not be admitted to trading on a regulated market or primary MTF (as such terms are defined in the POATRs), nor is the UK Offering conditional on any such admission;
(d)the UK Offer Documents and any other investor-facing materials prepared by or on behalf of the Company for use in connection with the UK Offering (other than those prepared by the Underwriters) (the “UK Company Retail Materials”) comply in all material respects with all applicable UK Securities Laws;
(e)all information provided by the Company for inclusion in the UK Company Retail Materials was when provided and remains true and accurate in all material respects and not misleading in any material respect and consistent in all material respects with the corresponding information contained in the U.S. Preliminary Prospectus, to the extent covering the same subject matter; save that the representations and warranties set forth in this paragraph (e) shall not apply to any such information based upon Underwriter Information or Selling Stockholder Information;
(f)no prospectus has been, or is required to be, published in the United Kingdom in connection with the UK Offering, and all conditions necessary for the Company and the POP Operator to rely on the exemption set out in paragraph 13 of Part 1 of Schedule 1 to the POATRs have been or will be satisfied prior to the commencement of the UK Offering;
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(g)the POP Agreement (i) has been duly authorized, executed and delivered by the Company; (ii) is, or will, on or prior to the closing of the UK Offering become, unconditional in all respects (other than in respect of any condition relating to this Agreement having become unconditional or not having been terminated); and (iii) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and the Company has complied in all material respects with all of its obligations thereunder;
(h)the information provided by the Company for inclusion in the CREST International Security Application Form to be submitted to Euroclear (“ISAF”) by Citigroup Global Markets Inc. (the “UK Settlement Bank”) in connection with the UK Offering was when provided and remains true and accurate in all material respects;
(i)no stamp duty, stamp duty reserve tax or similar tax is required by law (or is otherwise required or is necessary to establish title to the UK Shares) to be paid by or on behalf of the Underwriters in the United Kingdom in connection with (i) the issuance and/or transfer of the UK Shares to or for the respective accounts of the Underwriters, or (ii) the transfer of the UK Shares by the Underwriters to the initial purchasers or subscribers, in each case, as contemplated by this Agreement and on the assumption that: (a) none of the Underwriters (or any of their agents) signs or executes any document effecting the transfer of the Primary Shares in the United Kingdom or brings any such document into the United Kingdom; and (b) no written document or instrument is executed by the Underwriters (or any of their agents) which itself effects the transfer of the CDIs;
(j)none of the Primary Shares are registered on a register kept in the United Kingdom, nor are they paired with shares issued by a body corporate incorporated in the United Kingdom (excluding, in each case and for the avoidance of doubt, the CDIs);
(k)the CDIs will, on creation, satisfy the requirements of The Stamp Duty Reserve Tax (UK Depositary Interests in Foreign Securities) Regulations 1999 (as amended from time to time) such that, for so long as these requirements are met, any issuance or transfer of the CDIs is not subject to UK stamp duty reserve tax; and
(l)except as described in the U.S. Prospectus, dividends and other distributions declared and payable on the Primary Shares will not be subject to withholding taxes under the laws of the United Kingdom.
6.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters solely with respect to the UK Offering are subject to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives, at or prior to the First Time of Delivery:
(a)the UK Offer Documents shall have been published and made available to UK investors on the POP Operator’s platform;
(b)no order, direction or similar action by the FCA or any other UK governmental or regulatory authority having jurisdiction over the Company or the UK Offering suspending or restricting the UK Offering, or any part thereof, shall have been
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issued and, to the Company’s knowledge, no proceeding for that purpose shall have been initiated or threatened by any such authority;
(c)the CDIs shall have been created and admitted as participating securities (as defined in the CREST Regulations), and enabled for settlement, within the paperless settlement system administered by Euroclear pursuant to the CREST Regulations (“CREST”);
(d)the POP Operator shall not have notified the Company (or, to the Company’s knowledge, determined) that it is no longer appropriate for it to act as POP Operator in respect of the UK Offering or that it intends to cease facilitating the UK Offering for any reason, or that the FCA has otherwise made any similar determination;
(e)the deed poll entered into by the Depository in favor of the holders of CREST depository interests from time to time and setting out the terms on which CREST depository interests are issued and held in CREST shall remain in full force and effect and shall not have been terminated;
(f)the representations and warranties given pursuant to Section 5 of this Schedule VIII shall be true and correct on and as at the date of this Agreement, the Applicable Time and the First Time of Delivery, as though they had been given and made at such times and on such dates by reference to the facts and circumstances then subsisting;
(g)the settlement agreement between the UK Settlement Bank and the POP Operator, in form and substance reasonably satisfactory to the Company (the “Settlement Agreement”), shall remain in full force and effect and shall not have been terminated;
(h)the POP Agreement shall remain in full force and effect and shall not have been terminated;
(i)the Company shall have complied in all material respects with all of its obligations and undertakings to be satisfied by it under this Schedule VIII and the POP Agreement, or under the terms or conditions of the UK Offering, in each case, which fall to be performed or satisfied by it on or prior to the First Time of Delivery; and
(j)the Underwriters shall have received:
(i)a certificate, dated the First Time of Delivery and signed on behalf of the Company by an executive officer of the Company, to the effect that the representations and warranties of the Company set forth in Section 5 of this Schedule VIII are true and correct as of such time, that the Company has complied in all material respects with all of its obligations and undertakings to be satisfied by it under this Schedule VIII which fall to be performed by it as of such time and that the Company has complied with all of the other conditions under this Section 6 to be performed or satisfied by it as of such time (which certificate may be combined with the certificates delivered pursuant to Section 8(n) of this Agreement);
Schedule VIII-4

(ii)a copy of the POP Agreement, duly executed by each of the parties to it;
(iii)a copy of the Settlement Agreement, duly executed by each of the parties to it;
(iv)an opinion of Slaughter and May, English counsel for the Company, relating to the UK Offering dated on or before the First Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;
(v)an opinion of Herbert Smith Freehills Kramer LLP, English counsel for the POP Operator, relating to the UK Offering dated on or before the First Time of Delivery, in form and substance reasonably satisfactory to the Underwriters; and
(vi)written confirmation from the POP Operator that (a) it has determined that the UK Offering constitutes a “qualifying public offer” as defined in the FCA Handbook, (b) it has completed its assessment of the Company and the UK Offering under COBS 23.5 of the FCA Handbook and its assessment of the Company’s expected financial position after the UK Offering closes under COBS 23.4.5 of the FCA Handbook, (c) the UK Disclosure Summary and any UK Retail Flyer have been finalized in a form reasonably satisfactory to the POP Operator; and (d) it (or another person authorized under the FSMA) has approved as financial promotions for the purposes of section 21 of the FSMA the UK Company Retail Materials (other than the UK Retail Offer Results Announcement) and any other documents connected with the UK Offering in each case, to the extent that the POP Operator (acting reasonably and in good faith) determines that such UK Company Retail Materials and other documents require approval as financial promotions for the purposes of section 21 of the FSMA.
7.Undertakings of the Company. The Company undertakes to each Underwriter as follows:
(a)the Company shall promptly notify the Representatives of (i) any communication received by it from the FCA or any other UK governmental or regulatory authority having jurisdiction over the Company relating to the UK Offering or any materials used in connection therewith, or (ii) the issuance by the FCA or any other UK governmental or regulatory authority having jurisdiction over the Company of any order or direction to it preventing, suspending or restricting the conduct of the UK Offering (or any part thereof), the use or distribution of any UK Company Retail Materials, or the operation of the POP Operator’s platform in connection with the UK Offering, or, to the Company’s knowledge, the initiation or threat of any proceeding for that purpose, and shall provide the Representatives with copies of any such written communication and a written summary of any such oral communication;
(b)the Company shall promptly notify the Representatives if the POP Operator notifies the Company (or, to the Company’s knowledge, determines) that it is no longer appropriate for the POP Operator to act as POP Operator in respect of the UK
Schedule VIII-5

Offering or that it intends to cease facilitating the UK Offering for any reason, or if the FCA makes any similar determination;
(c)the Company shall procure that, prior to the commencement of the UK Offering or publication of any UK Offer Document, measures are implemented that are designed to ensure that UK retail investors can only access information relating to the UK Offering through the POP Operator’s platform or a retail intermediary selected by the POP Operator to participate in the UK Offering;
(d)prior to the commencement of the UK Offering or publication of any UK Offer Document, the Company shall: (a) deliver to the Representatives the UK Offer Documents (to the extent available at the relevant time); and (b) procure that each of the UK Offer Documents (other than the UK Retail Offer Results Announcement) is approved as a financial promotion for the purposes of section 21 of the FSMA by the POP Operator or another person authorized under the FSMA, in each case prior to distribution to any investor (and for the avoidance of doubt the Underwriters shall not be required to approve the UK Company Retail Materials or any other materials as financial promotions in connection with the UK Offering);
(e)if, at any time during which the qualifying public offer (as defined in COBS 23) facilitated by the POP Operator as part of the UK Offering is open to the public within the meaning of COBS 23 (the “UK Amendment Period”), the POP Operator and the Company agree in writing that a significant new factor, material mistake or material inaccuracy has arisen or been identified in respect of the information contained in the UK Offer Documents within the meaning of COBS 23.7.1R (a “UK Amendment Event”), the Company shall promptly notify the Representatives thereof and, provided that the POP Operator concludes it remains appropriate for it to facilitate the UK Offering, the Company shall, after consultation with the Representatives and the POP Operator, furnish, at its own expense, to the Representatives as soon as practicable any amendments or supplements to the UK Company Retail Materials published or to be published by the POP Operator and, to the extent required, procure that they are approved as financial promotions by the POP Operator or another person authorized under the FSMA;
(f)the Company shall, for the duration of the UK Amendment Period, promptly take all necessary steps to ensure that the UK Company Retail Materials (including to the extent any amendment is required under the terms of this Agreement and/or COBS 23) remain true and accurate in all material respects and not misleading in any material respect, and shall procure that no UK Company Retail Materials are distributed by or on behalf of the Company to investors other than in a form that has been approved by the Representatives (such approval not to be unreasonably withheld or delayed) and, to the extent required, approved as a financial promotion. The representations and warranties pursuant to Section 5 of this Schedule VIII relating to the UK Offer Documents and UK Company Retail Materials shall also apply to such documents in their amended or supplemented form;
(g)the Company shall provide to the POP Operator all information reasonably requested by the POP Operator in connection with the POP Operator’s due diligence obligations under COBS 23 and the POATRs, and shall ensure that such
Schedule VIII-6

information was when provided and remains true and accurate in all material respects and not misleading in any material respect; and
(h)without prejudice to Section 11 of this Schedule VIII, the Company shall bear or pay (or, in respect of any of the following amounts for which any Underwriter is initially liable or which it is otherwise required to pay or account for, shall promptly reimburse the relevant Underwriter(s)), in respect of the UK Shares:
(i)any and all duties or taxes in the United Kingdom (including, for the avoidance of doubt, any stamp duty, stamp duty reserve tax, securities transfer tax, stamp duty land tax, capital duty or other issue, documentary, registration, transfer or other similar tax and any related costs, fines, penalties or interest (together, “UK Transfer Taxes”), but excluding any VAT to the extent covered by Section 14 of this Schedule VIII), for which the Underwriters (or their affiliates or agents) are liable (or otherwise required to account), in connection with (a) the issue, transfer, sale, distribution or delivery of the UK Shares (including the transfer of the UK Shares to or for the respective accounts of the Underwriters or by the Underwriters to the initial purchasers or subscribers), in each case, pursuant to the UK Offering, (b) any agreement for any such issue, transfer, sale, distribution or delivery of the UK Shares, and (c) the execution, delivery and performance of this Agreement; and
(ii)any and all tax in the United Kingdom (other than VAT to the extent covered by Section 14 of this Schedule VIII), including without limitation any withholding tax, levied on or payable by the Underwriters (or their affiliates or agents) in connection with the commissions, costs, expenses and any other amounts payable to or allowable by the Underwriters (a) under this Schedule VIII or (b) otherwise in connection with the UK Offering, excluding, in both cases (a) taxes which are imposed in respect of, or calculated by reference to, any net income or net profits or capital gains earned by the Underwriters in connection with the transactions contemplated by this Agreement, and (b) taxes which arise or are increased (if and to the extent of such increase) as a result of (1) one of the Underwriters (or any of their affiliates or agents) (X) signing or executing any document effecting the transfer of the Primary Shares in the United Kingdom or bringing any such document into the United Kingdom, or (Y) executing any written document or instrument which itself effects the transfer of the CDIs; or (2) any subsequent transfer of, or agreement to transfer, UK Shares by any initial purchaser or subscriber.
8.Indemnity and Contribution.
(a)The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (and will reimburse each Underwriter or Selling Stockholder for any reasonable and documented out-of-pocket legal or other expenses
Schedule VIII-7

reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred):
(i)the UK Company Retail Materials, or any of them, not containing or fairly presenting, or being alleged not to contain or not to fairly present, all information required to be contained therein, or arising out of an untrue statement or alleged untrue statement of a material fact contained in the UK Company Retail Materials, or any amendment or supplement thereto, or which arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and/or
(ii)any breach or alleged breach by the Company of its representations, warranties, obligations or undertakings contained in this Schedule VIII; and/or
(iii)the approval, issue, publication or distribution of the UK Company Retail Materials, or any of them and/or any other documents or materials published by or on behalf of the Company or the POP Operator relating to the UK Offering; and/or
(iv)the carrying out by an Underwriter of any of its obligations or services under or in connection with the UK Offering in accordance with the terms of this Agreement and applicable law and regulation; and/or
(v)any failure by the Company or the POP Operator to comply with UK Securities Laws in relation to the UK Offering; and/or
(vi)[any breach by the Company and/or the POP Operator of any of the terms of the POP Agreement (including any representation or warranty contained therein), and any acts, omissions, defaults or breaches of the POP Operator or any Permitted Intermediary (as defined in the Settlement Agreement) in connection with the UK Offering (including, without limitation, any failure by the POP Operator or any such Permitted Intermediary to comply with UK Securities Laws)], except:
(A)in respect of Section 8(a)(i) only, except with respect to the Company’s indemnification of the Selling Stockholders, to the extent that such losses, claims, damages or liabilities arose out of or were based upon any untrue or inaccurate statement or omission or alleged untrue or inaccurate statement or omission of material fact made in reliance upon and in conformity with the Underwriter Information; and
(B)in respect of Section 8(a)(iv) only, to the extent that any such loss, claim, damage or liability is finally judicially determined to have arisen out of or to have been based on the fraud, bad faith or gross negligence of such indemnified party.
(b)Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (or
Schedule VIII-8

actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the UK Company Retail Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the UK Company Retail Materials in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the U.S. Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.
(d)Sections 9(d) and (e) of this Agreement shall apply to this Section 8 of this Schedule VIII mutatis mutandis; provided that any reference therein to Section 9(a) of this Agreement shall be deemed a reference to Section 8(a) of this Schedule VIII and any references to Section 9(c) of this Agreement therein shall be deemed references to Section 8(b) of this Schedule VIII and provided that this Section 8(d) of this Schedule VIII shall not apply in circumstances where the indemnification provided for in Section 8(a) of this Schedule VIII is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) of this Schedule VIII due to the exceptions or exclusions in this Section 8 of this Schedule VIII; and provided further that, for purposes of this Section 8 of this Schedule VIII, any references in Section 9(e) of this Agreement to the Selling Stockholders shall be disregarded, and no Selling Stockholder shall have any indemnification or contribution obligation under this Section 8 of this Schedule VIII.
(e)For the avoidance of doubt, any losses, claims, damages and liabilities that are subject to indemnification pursuant to this Section 8 of this Schedule VIII (or would be so subject save for the exceptions or exclusions in this Section 8 of this Schedule VIII), shall not be the subject of indemnification pursuant to Section 9 of this Agreement; provided, however, that where any loss, claim, damage, or liability gives rise to indemnification obligations independently under both this Section 8 of this Schedule VIII and Section 9 of this Agreement, the applicable indemnified party may seek indemnification under either or both such sections, but shall not be entitled to recover the same loss, claim, damage, or liability more than once.
Schedule VIII-9

(f)Without prejudice to Section 7(h) of this Schedule VIII, the indemnity in this Section 8 shall not apply, and the Company shall not be liable pursuant to this Section 8, in respect of:
(i)any amount in respect of VAT which is recoverable by the relevant indemnified party (or a member of its group for VAT purposes);
(ii)any UK Transfer Taxes; or
(iii)any taxes which are imposed in respect of, or calculated by reference to, any net income or net profits or capital gains earned by the Underwriters in connection with the transactions contemplated by this Agreement.
9.Limitation of Liability.
(a)Notwithstanding any other provision of this Agreement, the Underwriters shall not be liable to the Company or any other person in respect of, and the Company undertakes to the Underwriters that it will not make any claim against any Underwriter to recover, any claims, damages or liabilities (or actions in respect thereof) arising from or in connection with:
(i)any acts, omissions, defaults or breaches of the POP Operator;
(ii)the conduct of the UK Offering by the POP Operator or the Company, including any offers to or communications with retail investors;
(iii)any UK Company Retail Materials or other documents or communications prepared, approved or distributed by or on behalf of the POP Operator or any other authorized person;
(iv)any claims by retail investors in connection with the UK Offering;
(v)any failure by the POP Operator to comply with UK Securities Laws; or
(vi)any termination or non-completion of the POP Agreement or the UK Offering (the “Excluded Losses”).
(b)The Company will procure that each of its subsidiary undertakings will not make any claim against any Underwriter to recover any Excluded Losses.
(c)The Company undertakes to each of the directors, officers and employees of each Underwriter that it will not make any claim against, and no liability will be assumed by, any director, other officer or employee of any Underwriter in respect of any conduct, action or omission by the individual concerned in connection with the UK Offering or any of the other arrangements contemplated by this Schedule VIII, save in the case of fraud by the individual concerned.
Schedule VIII-10

(d)The Company will procure that each of its subsidiary undertakings will not make any claim against, and no liability will be assumed by, any director or any other officer and/or employee of any Underwriter in respect of any conduct, action or omission by the individual concerned in connection with the UK Offering or any of the other arrangements contemplated by this Schedule VIII, save in the case of fraud by the individual concerned.
10.Coordination with POP Documentation.
(a)The parties acknowledge that detailed provisions governing the conduct of the UK Offering will be set out in:
(i)the POP Agreement between the Company and the POP Operator;
(ii)the Master Intermediary Agreement (Public Offer Platform) between the POP Operator and each Permitted Intermediary (as defined in the Settlement Agreement) and the RetailBook Offer Notice issued by the POP Operator thereunder; and
(iii)the Settlement Agreement between the UK Settlement Bank and the POP Operator.
(b)The Company agrees that it shall not amend, supplement, waive or terminate any provision of the POP Agreement, or grant any consent thereunder, in each case to the extent that such action would or could reasonably be expected (in the Company’s sole opinion, acting in good faith) to adversely affect the rights or interests of the Underwriters in any material respect, without the Representatives’ prior written consent.
(c)The parties acknowledge that the RetailBook Fee and the Expenses (each as defined in the POP Agreement and, together, the “POP Fee and Expenses”) shall be paid out of, and form part of, the Underwriting Spread (as defined in the POP Agreement), and shall be satisfied by way of deduction by the POP Operator from the amounts payable to the UK Settlement Bank, or otherwise paid by or settled with the UK Settlement Bank, in each case, in accordance with the POP Agreement and the Settlement Agreement. The POP Fee and Expenses shall not constitute an additional or incremental cost to the Company, the Company shall have no obligation to pay the POP Fee and Expenses or any part thereof, and no such deduction or settlement shall reduce or otherwise affect the amounts payable to the Company by the Underwriters under this Agreement. As between the Underwriters, the POP Fee and Expenses shall be borne by the Underwriters pro rata to their respective underwriting commitments as set out in Schedule I to this Agreement.
11.Undertakings of the Underwriters. Each Underwriter severally undertakes to the Company as follows:
(a)it and its affiliates have not made and will not make an offer of Shares to the public in the United Kingdom within the meaning of regulation 12 of the POATRs, unless such offer is of a kind specified in Part 1 of Schedule 1 to the POATRs (other
Schedule VIII-11

than paragraph 6 of Part 1 of Schedule 1 to the POATRs) or the offer is of a kind that consists entirely of a combination of two or more of the kinds of offer specified in Part 1 of Schedule 1 to the POATRs (other than paragraph 6 of Part 1 of Schedule 1 to the POATRs);
(b)it and its affiliates have only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Shares in circumstances in which section 21(1) of the FSMA does not apply;
(c)to the extent it is a party to the Settlement Agreement, it will:
(i)provide a copy of the Settlement Agreement, duly executed by each of the parties to it, to the Company on or prior to the First Time of Delivery; and
(ii)perform and comply with its obligations and undertakings thereunder and not amend or terminate (or agree to amend or terminate) the Settlement Agreement (including the Settlement Steps Plan, as defined therein) without the prior written consent of the Company;
(d) it and its affiliates have complied and will comply in all respects with all applicable provisions of FSMA with respect to anything done by any of them in relation to the Shares in, from or otherwise involving the United Kingdom; and
(e)no stabilization transactions as set forth in the U.S. Prospectus under the caption “Underwriting” will be carried out on a “trading venue” (as defined in the FCA Handbook) in the United Kingdom.
12.Allocations. It is acknowledged that the Company will discuss with the POP Operator and the Underwriters the principles for allocation and the factors all such parties consider to be relevant to the allocation of the UK Shares and will agree the objectives and process for such allocation. The final allocation of the UK Shares will be proposed by the POP Operator to the Company and Underwriters for final determination by the Company (following consultation with the Underwriters). Notwithstanding the above, to the extent that Permitted Intermediaries (as defined in the Settlement Agreement) default in payment in respect of their allocated UK Shares (such UK Shares being “Defaulted Shares”), the UK Settlement Bank may reallocate the Defaulted Shares in its absolute discretion (including outside of the UK Offering and/or to itself or other Underwriters as principals), in accordance with the terms of this Agreement and the Settlement Agreement.
13.Termination. The Underwriters may terminate this Agreement solely with respect to the UK Offering by notice given by the Representatives to the Company if, after the execution and delivery of this Agreement and prior to or on the First Time of Delivery, there shall have occurred any of the following: (i) a general moratorium on commercial banking activities declared by the authorities of the United Kingdom or a material disruption in commercial banking or securities settlement or clearance services in the United Kingdom; (ii) the outbreak or escalation of hostilities involving the United Kingdom or the declaration by the United Kingdom
Schedule VIII-12

of a national emergency or war; or (iii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United Kingdom, if the effect of any such event specified in clause (ii) or (iii) in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the UK Offering or the delivery of the UK Shares being delivered at the First Time of Delivery on the terms and in the manner contemplated in the UK Offer Documents. For the avoidance of doubt, any termination of this Agreement solely with respect to the UK Offering shall have no impact on the offering of the Shares otherwise or the Underwriters’ obligations under this Agreement, provided that, upon any such termination, the UK Shares that were to be offered in the UK Offering may be reallocated by the Representatives in their absolute discretion (including outside of the UK Offering), in accordance with the terms of this Agreement.
14.VAT in connection with the UK Offering. All commissions, reimbursement of costs and expenses and other sums payable under this Agreement to any Underwriter in connection with the UK Offering are subject to the addition of any applicable United Kingdom value added tax or any similar sales or turnover taxes in the United Kingdom (“VAT”). If VAT is or becomes chargeable in respect of any such amount, the Company shall pay to the relevant Underwriter (in addition to and in the same manner and time as payment of the relevant amount) such amount as equals any VAT for which the Underwriter is liable to account (excluding, for the avoidance of doubt, any VAT payable by the Company under the reverse charge mechanism) thereon (provided that the relevant Underwriter provides the Company with a valid VAT invoice in respect of such VAT).
15.Deductions and withholdings. All sums payable under this Schedule VIII by any person to any of the Underwriters shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by applicable law.
Schedule VIII-13

ANNEX I
[FORM OF PRESS RELEASE]
Anthropic, PBC
[Date]
Anthropic, PBC (“Company”) announced today that Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, the lead book-running managers in the Company’s recent public sale of [●] shares of the Company’s common stock, is [waiving][releasing] a lock-up restriction with respect to [●] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [●], 20[●], and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.
Annex I-1

ANNEX II
FORM OF LOCK-UP AGREEMENT

Anthropic, PBC
Lock-Up Agreement
[●], 2026
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
As Representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

	Re:	Anthropic, PBC - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Anthropic, PBC, a Delaware public benefit corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the Class A common stock, par value $0.00001 per share, of the Company (together with the Class N common stock, par value $0.00001 per share, of the Company, the “Common Stock”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this agreement (this “Lock-Up Agreement”) and ending [upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full Trading Day (as defined below) immediately following the Company’s public release of its quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending March 31, 2027 or (y) immediately after the close of the Trading Day on the 180th day (the “180th Day”) after the date of the final prospectus relating to the Public Offering (the “Prospectus,” the date of such Prospectus, the “Public Offering Date”) or, if the 180th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 180th Day]1,2 [upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full Trading Day (as defined below) immediately
1 To be used for non-founder directors, officers, and current and former employees and consultants.
2 To be used for certain investors/strategics holding ≤ 0.5%, plus the DAFs.

following the Company’s public release of its quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending September 30, 2027 or (y) immediately after the close of the Trading Day on the 365th day (the “365th Day”) after the date of the final prospectus relating to the Public Offering (the “Prospectus,” the date of such Prospectus, the “Public Offering Date”) or, if the 365th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 365th Day, in each case subject to the release provisions of paragraphs A through H of this Lock-Up Agreement]3 [upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full Trading Day (as defined below) immediately following the Company’s public release of its quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending September 30, 2027 or (y) immediately after the close of the Trading Day on the 365th day (the “365th Day”) after the date of the final prospectus relating to the Public Offering (the “Prospectus,” the date of such Prospectus, the “Public Offering Date”) or, if the 365th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 365th Day]4 (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such shares of Common Stock, options, rights, warrants or other securities, [whether vested or unvested,]4,5 and any shares of Common Stock issuable upon exercise, conversion or exchange of any of the foregoing, collectively, the “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option or any combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned) or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities [(other than any demand for registration contemplated by the Underwriting Agreement)]3 or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clauses (i), (ii) or (iii) above[, provided, that if such action, activity, transaction or arrangement is otherwise permitted by this Agreement, the undersigned may publicly announce such action, activity, transaction or arrangement upon 3 business days prior written notice to the Representatives and the Company unless such notice period is waived by the Representatives]4. [The]1,2,3 [Other than with respect to any Shares to be sold by the undersigned in the Public Offering pursuant to the Underwriting Agreement, the]4 undersigned represents and warrants that the undersigned is not currently, and has not caused or directed any of its affiliates to be or become, a party to any binding agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period[, except for Transfers that would be permitted pursuant to the terms of this Lock-Up Agreement]4,5. [Notwithstanding anything to the contrary herein, this Lock-Up Agreement shall not apply to any Lock-Up Securities that are not beneficially owned by
3 To be used for certain investors/strategics holding > 0.5%.
4 To be used for founders.
5 To be used for non-founder directors and officers.
6 To be used for current and former employees and consultants.

the undersigned that are subject to separate lock-up restrictions for the benefit of the Company or the Underwriters.]4

For purposes of this Lock-Up Agreement, (i) “Nasdaq” shall refer to the Nasdaq Stock Market LLC and (ii) “Trading Day” shall refer to the day on which Nasdaq is open for the buying and selling of securities.
Notwithstanding the foregoing, the undersigned may:
(a)Transfer the undersigned’s Lock-Up Securities
(i)[(A)]2,3 upon death by will, testamentary document or intestate succession, [or (B) as one or more bona fide gifts or charitable contributions, including without limitation to charitable organizations or educational institutions,]2,3
(ii)[if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by [or by virtue of]4,5 blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), to other dependents or to any trust, corporation, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family or other dependents of the undersigned or [any philanthropic organization, or]4,5, if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or the estate of a trustor, trustee or beneficiary of such trust,]2,3,4,5
(iii)[to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,]2,3,4,5
(iv)to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under [clauses (a)(i) through (iii) above]2,3,4,5[clause (a)(i) above]6,
(v)if the undersigned is a corporation, partnership, limited liability company, trust or other [business]2,3,6 entity, (A) to another corporation, partnership, limited liability company, trust or other [business]2,3,6 entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity controls, is controlled by, manages, or is managed by, advises or is advised by, sub-advises or is sub-advised by or otherwise under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or other disposition by the undersigned to its stockholders, current or former partners (whether general or limited), members, managers, beneficiaries or other equityholders of the undersigned or its affiliates (including a fund managed by the same manager, managing member, general partner or management company or by an entity controlling, controlled by, or under common control with such manager, managing member, general partner or management company as the undersigned or who shares a common investment sponsor, advisor or sub-advisor with the undersigned) or to the estate of any such stockholders, partners, members, managers, beneficiaries or other equityholders,
(vi)by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other order of a court or regulatory agency (for purposes of this Lock-Up Agreement, a “court or regulatory agency” shall mean any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body or any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction),
(vii)to the Company from an employee or service provider of the Company or any of the Company’s direct or indirect subsidiaries upon death, disability or termination of employment (including voluntary resignation), in each case, of such employee or service provider,
(viii)if the undersigned is not an officer or director of the Company, in connection with a Transfer of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Public Offering [or in a concurrent private placement in connection with the Public Offering]2,3 or (B) in open market transactions after the closing date of the Public Offering,
(ix)in connection with any sales of shares of Class A Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement,
(x)to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants, exchange, conversion or other rights to purchase or otherwise acquire shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise, settlement or similar procedure) that are vested, vest or are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the purpose of satisfying any tax obligations (including withholdings and estimated tax obligations) or remittance payments due as a result of the grant, vesting, settlement or exercise of such restricted stock units, options, warrants, exchange, conversion or other rights, or in connection with the conversion of convertible securities, in all such cases of this clause (x) pursuant to equity awards granted under a stock incentive plan, long-term incentive plan or other equity award plan or arrangement, or pursuant to the terms of convertible or exchangeable securities, as applicable, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received by the undersigned upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement,
(xi)[in “sell to cover” or similar open market transactions to generate such amount of cash to satisfy any exercise price or tax obligations (including withholdings and estimated tax obligations) or payments (including estimated payments) due as a result of the grant, vesting, settlement or exercise of such restricted stock units, options, warrants, exchange, conversion or other rights, or in connection with the conversion of convertible securities or other rights, in all such cases of this clause (xi) pursuant to equity awards granted under a stock incentive plan, long-term incentive plan or other equity award plan or arrangement, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities retained by the undersigned after giving effect to this provision shall be subject to the terms of this Lock-Up Agreement,]1,4
(xii)to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to a lending or similar financing arrangement between such third party (or its affiliates or designees) and the undersigned and/or its affiliates [or estate planning vehicles]4,5, or otherwise in connection with any action by the undersigned and/or its affiliates [or estate planning vehicles]4,5 to permit such pledgee to enforce its security interest under such arrangement by selling, transferring, appropriating or otherwise disposing of the Lock-Up Securities; provided that: such arrangement is not a hedging transaction or arrangement (including any short sale, put, call, forward, swap, prepaid variable forward, or other derivative, however described or defined) designed to or reasonably expected to lead to a disposition or transfer of any of the economic consequences of ownership of the Lock-Up Securities, and is not part of a plan to effect such a hedge [(any such arrangement, a “Hedging Arrangement”); provided, further, however, that, notwithstanding the foregoing, on or after the date that is 195 days after the Public Offering Date, up to 20% of the undersigned’s Lock-Up Securities that remain subject to the Lock-Up Period as of 195 days after the Public Offering Date, may be subject to a Hedging Arrangement]3, [or]2,3,6
(xiii)[(x) as one or more bona fide gifts or charitable contributions, or (y) for bona fide estate planning purposes, or]4,5
(xiv)with the prior written consent of the Representatives on behalf of the Underwriters;
provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), [and]2,3,6 (v)[, and (xiii)(x)]4,5 above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi), [and]2,3,6 (xii)[, and (xiii)]4,5 above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee, pledgee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement[,]2,3,6 [if not already a party hereto, and]4,5 (C) in the case of clauses (a)[(ii), (iii), (iv) and (v) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution (other than any required Form 5 filing), and (D) in the case of clauses (a)(i), (vi), (vii), (viii), (ix), (x),]2,3,6 [(xi), ]6[and (xii) above, no filing under the Exchange Act]2,3,6[(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), and (xiii) above, no filing under the Exchange Act),]4,5 or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be voluntarily made [by or on behalf of the undersigned]4,5 in connection with such transfer, and if any such filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be legally required in connection with such transfer during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (x) the circumstances of such transfer or distribution and (y) in the case of a transfer or distribution pursuant to clauses (a)(i)[ or]2,3,6[, (ii), (iii), (iv), (v),]4,5 (vi)[ or (xiii)]4,5 above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)enter into or amend a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the Transfer of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be Transferred until after the expiration of the Lock-Up Period[ except as permitted by this Lock-Up Agreement]1,4, and no public filing, report or announcement under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made ([whether]2,3,6 by or on behalf of the undersigned[, the Company or any other party]]2,3,6) regarding, or that otherwise discloses, the establishment or amendment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate that none of the securities subject to such plan may be Transferred pursuant to such plan until after the expiration of the Lock-Up Period[ except as permitted by this Lock-Up Agreement]1,4;
(c)(i) transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean, other than with respect to the issuance of Class F common stock as described in the Prospectus, the Transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such Transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement and (ii) enter into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities convertible into or exercisable or exchangeable for Common Stock in connection with a transaction described in clause (i);
(d)transfer the undersigned’s Lock-Up Securities to the Company in connection with (i) the conversion of the outstanding shares of preferred stock of the Company into shares of Common Stock in connection with the consummation of the Public Offering, or (ii) the conversion, reclassification, redemption or exchange of any shares of any class of Common Stock or Lock-Up Securities into shares of another class of Common Stock or Lock-Up Securities, provided that any such shares of Common Stock or Lock-Up Securities received upon such conversion, reclassification, redemption or exchange pursuant to clause (i) or (ii) shall be subject to the terms of this Lock-Up Agreement; and
(e)exercise any option to purchase any Lock-Up Securities pursuant to any stock incentive plan, long-term incentive plan, stock purchase plan or other equity award plan or arrangement of the Company or any of its subsidiaries, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, on a cash basis, and the receipt by the undersigned from the Company of Lock-Up Securities upon such exercise, provided that the underlying Lock-Up Securities shall be subject to the terms of this Lock-Up Agreement.
[Further, notwithstanding the foregoing,]1,2,3
(a)[the undersigned may Transfer up to 10% (rounded down to the nearest whole share) of the aggregate number of the Lock-Up Securities held by the undersigned as of the last day of the month preceding the month in which the Public Offering Date occurs (the “Release Eligible Holdings”) beginning at the commencement of trading of the Shares on the first Trading Day following the Public Offering Date; and
(b)the undersigned may Transfer up to an additional 35% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on the second full Trading Day immediately following the Company’s public release of annual financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal year ending December 31, 2026.]1
(a)[the undersigned may Transfer up to 6% (rounded down to the nearest whole share) of the aggregate number of the Lock-Up Securities held by the undersigned as of the date seven days prior to the Public Offering Date (the “Release Eligible Holdings”) beginning at 6:00 AM Eastern Time on each of the dates that are 27 and 48 days, respectively, after the Public Offering Date, or, if any such day is not a Trading Day, beginning at 6:00 AM Eastern Time on the Trading Day immediately following such date;
(b)the undersigned may Transfer up to an additional 7% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on each of the dates that are 62 and 76 days, respectively, after the Public Offering Date, or, if any such day is not a Trading Day, beginning at 6:00 AM Eastern Time on the Trading Day immediately following such date;
(c)the undersigned may Transfer up to an additional 12.5% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on the second full Trading Day immediately following the Company’s public release of annual financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal year ending December 31, 2026 (the date of such public release, the “FY26 Earnings Release Date”); and

(d)the undersigned may Transfer up to an additional 9.5% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on each of the dates that are 13, 27, 41, 55 and 69 days, respectively, after the FY26 Earnings Release Date, or, if any such day is not a Trading Day, beginning at 6:00 AM Eastern Time on the Trading Day immediately following such date.]2
A.[the undersigned may Transfer up to 1.8% (rounded down to the nearest whole share) of the aggregate number of the Lock-Up Securities held by the undersigned as of the date seven days prior to the Public Offering Date (the “Release Eligible Holdings”) beginning at 6:00 AM Eastern Time on each of the dates that are 27 and 48 days, respectively, after the Public Offering Date, or, if any such day is not a Trading Day, beginning at 6:00 AM Eastern Time on the Trading Day immediately following such date;
B.the undersigned may Transfer up to an additional 2.1% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on each of the dates that are 62 and 76 days, respectively, after the Public Offering Date, or, if any such day is not a Trading Day, beginning at 6:00 AM Eastern Time on the Trading Day immediately following such date;
C.the undersigned may Transfer up to an additional 3.75% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on the second full Trading Day immediately following the Company’s public release of annual financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal year ending December 31, 2026 (the date of such public release, the “FY26 Earnings Release Date”);
D.the undersigned may Transfer up to an additional 2.85% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on each of the dates that are 13, 27, 41, 55 and 69 days, respectively, after the FY26 Earnings Release Date, or, if any such day is not a Trading Day, beginning at 6:00 AM Eastern Time on the Trading Day immediately following such date;
E.the undersigned may Transfer up to an additional 4.2% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full Trading Day immediately following the Company’s public release of quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending March 31, 2027 (the date of such public release, the “Q1 Earnings Release Date”) and (y) immediately after the close of the Trading Day on the 180th day (the “180th Day”) after the Public Offering Date (or, if the 180th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 180th Day);
F.the undersigned may Transfer up to an additional 5.6% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on each of the dates that are 34, 48, 62 and 76 days, respectively, after the Q1 Earnings Release Date, or, if any such day is not a

Trading Day, beginning at 6:00 AM Eastern Time on the Trading Day immediately following such date;
G.the undersigned may Transfer up to an additional 7% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on the second full Trading Day immediately following the Company’s public release of quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending June 30, 2027 (the date of such public release, the “Q2 Earnings Release Date”); and
H.the undersigned may Transfer up to an additional 6.3% (rounded down to the nearest whole share) of the undersigned’s Release Eligible Holdings beginning at 6:00 AM Eastern Time on each of the dates that are 27, 41, 55, 69 and 83 days, respectively, after the Q2 Earnings Release Date, or, if any such day is not a Trading Day, beginning at 6:00 AM Eastern Time on the Trading Day immediately following such date.]3
[Notwithstanding the foregoing, if the undersigned received Lock-Up Securities pursuant to clause (a)(v) above after the date upon which Release Eligible Holdings were determined, the undersigned may Transfer Lock-Up Securities pursuant to clauses [(a)-(d)]2[(A)-(H)]3 above in the same percentages as if it had held such shares on the date upon which Release Eligible Holdings were determined.]2,3

[Further, notwithstanding the foregoing, the undersigned and any other signatory to this Lock-Up Agreement (collectively, the “Holder Group”) may Transfer up to 29% (rounded up to the nearest whole share) of the aggregate number of the Lock-Up Securities held by the Holder Group (as allocated by the Holder Group) as of the last day of the month preceding the month in which the Public Offering Date occurs beginning upon the earlier to occur of: (i) 6:00 AM Eastern Time on the second full Trading Day immediately following the Company’s public release of quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending March 31, 2027 and (ii) immediately after the close of the Trading Day on the 180th day (the “180th Day”) after the Public Offering Date (or, if the 180th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 180th Day).]4

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of granting any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method approved by the Representatives that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (ii) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. For the avoidance of doubt, this paragraph shall not apply to any early release in accordance with this Lock-Up Agreement (other than clause (xiv) of paragraph (a) of the fourth paragraph of this Lock-Up Agreement).
The undersigned now has, and, except as contemplated by clauses (a) and (c) of the fourth paragraph and by the fifth paragraph of this Lock-Up Agreement, [and except for any other waiver or early release hereunder,]4,5 for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.
This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earliest of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) January 31, 2027, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)
[Signature Page to Lock-Up Agreement]

ADDENDUM
FORM OF WAIVER OF LOCK-UP
[●], 20[●]
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to [●] in connection with the offering by Anthropic, PBC (the “Company”) of [●] shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of the Company and the lock-up agreement dated [●], 2026 (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver][release] dated [●], 20[●], with respect to [●] shares of Class A Common Stock (the “Shares”).
Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC hereby agree to [waive][release] the transfer restrictions set forth in the Lock-Up Agreement, but only with respect to the Shares, effective [●], 20[●]; provided, however, that such [waiver][release] is conditioned on an announcement that complies with FINRA Rule 5131 at least two business days before effectiveness of such [waiver][release]. This letter will serve as notice to the Company of the impending [waiver][release].

Except as expressly [waived][released] hereby, the Lock-Up Agreement shall remain in full force and effect.

Very truly yours,

GOLDMAN SACHS & CO. LLC
MORGAN STANLEY & CO. LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

By: Goldman Sachs & Co. LLC
By:
Name:
Title:

By: Morgan Stanley & Co. LLC
By:
Name:
Title: